     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1997



                                                      REGISTRATION NO. 333-08877

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-1

                         PRE-EFFECTIVE AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

           ARIZONA                           6311                  86-0198983
 (State or other jurisdiction    Primary Standard Industrial    (I.R.S. Employer
              of                    Classification Number)       Identification
incorporation or organization)                                        No.)

                              1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (310) 772-6000

         (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                            SUSAN L. HARRIS, ESQUIRE
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                              1 SUNAMERICA CENTER
                       LOS ANGELES, CALIFORNIA 90067-6022
                                 (310) 772-6000

      (Name, address, including zip code, and telephone number, including area code of agent for service)

                            ------------------------


        TITLE OF                              PROPOSED         PROPOSED
     EACH CLASS OF                             MAXIMUM          MAXIMUM
       SECURITIES             AMOUNT          OFFERING         AGGREGATE        AMOUNT OF
         TO BE                 TO BE            PRICE          OFFERING       REGISTRATION
       REGISTERED           REGISTERED        PER UNIT           PRICE             FEE
Fixed Annuity Contract           *                *           $50,000,000        $15,152


    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                       CROSS REFERENCE SHEET PURSUANT TO
                          REGULATION S-K, ITEM 501(B)

FORM S-1 ITEM NO. AND CAPTION                                                     HEADING IN PROSPECTUS
----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
            Front Cover Page of Prospectus......................  Outside Front Cover Page

       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover

       3.  Summary of Information, Risk Factors and Ratio of
            Earnings to Fixed Charges...........................  Front Cover; Profile; Investment Options

       4.  Use of Proceeds......................................  The Seasons Variable Annuity; Purchasing a Seasons
                                                                  Variable Annuity; Investment Options; Access to Your
                                                                  Money

       5.  Determination of Offering Price......................  Not Applicable

       6.  Dilution.............................................  Not Applicable

       7.  Selling Security Holders.............................  Not Applicable

       8.  Plan of Distribution.................................  Purchasing a Seasons Variable Annuity; Access to Your
                                                                  Money

       9.  Description of Securities to be Registered...........  The Seasons Variable Annuity; Annuity Income Options;
                                                                  Investment Options; Expenses

      10.  Interests of Named Experts and Counsel...............  Not Applicable

      11.  Information with Respect to the Registrant...........  Other Information

      12.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

  [LOGO]

                                 April   , 1997


                                     [LOGO]

                                    PROFILE


This Profile is a summary of some of the more important points you should know before purchasing the Seasons Variable Annuity. The sections in this Profile correspond to sections in the prospectus which discuss the topics in more detail. Please read the prospectus carefully.



THE SEASONS VARIABLE ANNUITY



The Seasons Variable Annuity Contract is a contract between you and Anchor National Life Insurance Company. It is designed to help you save on a tax-deferred basis and diversify your investments among asset classes and managers to meet long-term financial goals, such as retirement funding. Tax deferral means all your money, including the amount you would otherwise pay in current income taxes, remains in your contract to generate more earnings. Your money could grow faster than it would in a comparable taxable investment.



The Seasons Variable Annuity helps you meet these goals by offering four variable investment STRATEGIES which are managed by five different professional investment managers. The value of any portion of your contract allocated to the STRATEGIES will fluctuate up or down based on the performance of the STRATEGIES you select and you may experience a loss. Five fixed investment options, each for a different length of time and offering different interest rates that are guaranteed by Anchor National and a one year DCA account offering a fixed interest rate guaranteed by Anchor National are also available under the contract.


The STRATEGIES and fixed investment options are designed to be used in concert in order to achieve your desired investment goals. You may put money into any of the STRATEGIES and/or fixed investment options. You may transfer between STRATEGIES and/or the fixed investment options four times per year without charge.


Like all annuities, the contract has an Accumulation Phase, and if you choose to annuitize, an Income Phase. During the Accumulation Phase, you invest money in your contract. Your earnings are based on the investment performance of the STRATEGY or STRATEGIES to which your money is allocated and/or the interest rate earned on the fixed investment option. You may withdraw money from your contract during the Accumulation Phase. However, as with other tax-deferred investments, you will pay taxes on earnings and untaxed contributions when you withdraw them. An IRS tax penalty may apply if you make withdrawals before age 59 1/2. During the Income Phase, you will receive payments from your annuity. Your payments may be fixed in dollar amount, vary with investment performance or be a combination of both, depending on the annuity option you select. Among other factors, the amount of money you are able to accumulate in your contract during the Accumulation Phase will determine the amount of your payments during the Income Phase.



ANNUITY PAYMENT OPTIONS


You can select from one of five annuity payment options:


    (1) payments for your lifetime;



    (2)payments for your lifetime and your survivor's lifetime;



    (3) payments for your lifetime and your survivor's lifetime, but for not less than 120 months;



    (4) payments for your lifetime, but for not less than 120 or 240 months; and



    (5) payments for a specified period of 5 to 30 years.



You  will  also need  to  decide if  you want  your  payments to  fluctuate with
investment  performance  or  remain  constant,  and  the  date  on  which   your

                                                                          [LOGO]

payments will begin. Once you begin receiving payments, you cannot change your annuity option. If your contract is Non-qualified, payments during the Income Phase are considered partly a return of your original investment. The "original investment" part of each payment is not taxable as income. For Qualified contracts, the entire payment is taxable as income.



PURCHASING A SEASONS VARIABLE ANNUITY



You can buy a contract through your financial representative, who can also help you complete the proper forms. For Non-Qualified contracts the minimum initial investment is $5000. For Qualified contracts the minimum initial investment is $2000. You can add $500 or more to your contract at any time during the Accumulation Phase.



INVESTMENT OPTIONS



You can put your money into any one or more of the four multi-manager variable investment STRATEGIES and/or one or more of the six fixed investment options. The fixed investment options offer fixed rates of interest for specified lengths of time.



Each STRATEGY has a different investment objective and uses an asset allocation investment approach, investing in a combination of underlying investment portfolios which invest in a combination of stocks, bonds and cash in varying degrees, in order to achieve its investment objective. The four investment STRATEGIES are:


                                     GROWTH
                                MODERATE GROWTH
                                BALANCED GROWTH
                              CONSERVATIVE GROWTH


Each STRATEGY invests in three underlying investment portfolios. The underlying investment portfolios are managed by the following five investment managers:



                       PUTNAM INVESTMENT MANAGEMENT, INC.
                         T. ROWE PRICE ASSOCIATES, INC.
                           JANUS CAPITAL CORPORATION
                       SUNAMERICA ASSET MANAGEMENT CORP.
                       WELLINGTON MANAGEMENT COMPANY, LLP



EXPENSES



Each year we deduct a $35 ($30 in North Dakota and Washington) contract administration fee on your contract anniversary. We currently waive this fee if your contract value is at least $50,000.



We also deduct insurance charges which amount to 1.40% annually of the average daily value of your contract allocated to the STRATEGIES. The insurance charges include Mortality and Expense Risk, 1.25% and Distribution Expense, .15%.



There are also investment charges and other expenses if you put money into the STRATEGIES, which may range from 1.12% to 1.25%. Investment charges may be more or less than the percentages reflected here.


If you take your money out, we may assess a withdrawal charge which is a percentage of the Purchase Payment you withdraw. The percentage declines with each year the Purchase Payment is in the contract as follows:


Year 1.........   7%          Year 5.........   4%
Year 2.........   6%          Year 6.........   3%
Year 3.........   6%          Year 7.........   2%
Year 4.........   5%          Year 8.........   0%


After a Purchase Payment has been in your contract for 7 full years, there is no withdrawal charge when that Purchase Payment is withdrawn.

Additionally, if you take money out of a multi-year fixed investment option before the term you initially agreed to ends, you may be assessed an adjustment which could increase or decrease the value of your money.


In some states you may also be assessed a state premium tax of up to 3.5%, depending upon the state in which you reside.



If you transfer among the STRATEGIES and/or fixed investment options more than four times per year, you will be charged a $25 dollar transfer fee per transfer ($10 in Pennsylvania and Texas).



The following chart is designed to help you understand the charges in your contract. The column "Total Annual Charges" shows the total of the $35 contract administration charge, the 1.40% insurance charges and the investment charges for each STRATEGY. We converted the contract

  [LOGO]

administration charge to a percentage using an assumed contract size of $30,000. The actual impact of this charge on your contract may differ from this percentage.


The examples assume that you invested $1,000 in a STRATEGY which earns 5% annually and that you withdrew your money at the end of a 1 year period and at the end of a 10 year period. For year 1, the total annual charges are assessed as well as the withdrawal charge. For year 10, the example reflects the total annual charges but there is no withdrawal charge. The annual investment-related expenses reflect the waiver or reimbursement of expenses by the investment adviser. No premium taxes are assumed. Please see the Fee Tables in the prospectus for more detailed information regarding the fees and expenses incurred under the contract.




                                                                         EXAMPLES
                           Total Annual  Total Annual                Total      Total
                            Insurance     Investment      Total    Expenses    Expenses
                             Related        Related      Annual    at end of  at end of
STRATEGY                     Charges        Charges      Charges    1 YEAR     10 YEARS

Growth                        1.52%          1.25%        2.77%       $98        $309
Moderate Growth               1.52%          1.21%        2.73%       $97        $305
Balanced Growth               1.52%          1.17%        2.69%       $97        $301
Conservative Growth           1.52%          1.12%        2.64%       $97        $296



TAXES



Unlike taxable investments where earnings are taxed in the year they are earned, taxes on amounts earned in a Non-qualified Contract, one that is established with after tax dollars, are deferred until they are withdrawn. In a Qualified Contract, one that is established with before tax dollars, like an IRA, all amounts are taxable when they are withdrawn. When you begin taking distributions or withdrawals from your contract, earnings are considered to be taken out first and will be taxed at your ordinary income tax rate. You may be subject to a 10% federal tax penalty for distributions or withdrawals before age 59 1/2.



ACCESS TO YOUR MONEY



Withdrawals may be made from your contract in the amount of $1000 or more. You can take out up to 10% of your total Purchase Payments each year without charge. Withdrawals in excess of the 10% will be assessed a withdrawal charge as described above. If you withdraw your entire contract value you will not receive the benefit of any free withdrawal amount. After a Purchase Payment has been in your contract for 7 full years, there is no withdrawal charge. Additionally, withdrawal charges are not assessed when a death benefit is paid. Of course, you may also have to pay income tax and a 10% IRS tax penalty may apply.



PERFORMANCE



The value of your annuity will fluctuate depending upon the investment performance of the STRATEGY or STRATEGIES you select. From time to time we may advertise a STRATEGY'S total return. The total return figures are based on historical data and are not intended to indicate future performance.


As of the date of the prospectus, the sale of Seasons Variable Annuity had not begun. Therefore, no performance data is presented here.

                                                                          [LOGO]

DEATH BENEFIT



If you, or, if there is a joint owner, the younger of the two, should die during the Accumulation Phase, your Beneficiary will receive a death benefit.


If you die before age 75, the death benefit will be the greater of: (1) the money you put into the contract less any withdrawals, charges and market value adjustments, accumulated at 3%; or (2) the current value of your contract.


If you die after age 75, the death benefit will be the greater of: (1) the money you put into the contract less any withdrawals, charges and market value adjustments, accumulated at 3% until your 75th birthday plus any subsequent Purchase Payments and less any withdrawals; or (2) the current value of your contract.



OTHER INFORMATION



OWNERSHIP: The contract is an allocated fixed and variable group annuity contract. A group contract is issued to a contractholder, for the benefit of the participants in the group. You, as an owner of a Seasons Variable Annuity, are a participant in the group and will receive a certificate evidencing your ownership. You, as the owner of a certificate, are entitled to all the rights and privileges of ownership. As used in this Profile and the prospectus, the term contract refers to your certificate. In some states an individual fixed and variable annuity contract may be available instead, which is identical to the group contract described in this Profile and the prospectus except that it is issued directly to the individual owner.



FREE LOOK: You may cancel your contract within 10 days of receiving it (or whatever period is required by your state) by mailing it to our Annuity Service Center. Your contract will be treated as void on the date we receive it and we will pay you an amount equal to the value of your contract (unless otherwise required by state law). Its value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.



SYSTEMATIC WITHDRAWAL PROGRAM: If selected by you, this program allows you to receive either monthly, quarterly, semi-annual or annual checks during the Accumulation Phase. Systematic withdrawals may also be electronically wired to your bank account. Of course, withdrawals during the Accumulation Phase may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2.



DOLLAR COST AVERAGING: If selected by you, this program allows you to invest gradually into one or more of the STRATEGIES.



PRINCIPAL ADVANTAGE PROGRAM: If selected by you, this program allows you to put money in a fixed investment option and one or more STRATEGIES and we will guarantee that the portion allocated to the fixed investment option will grow to equal your principal investment.



AUTOMATIC PAYMENT PLAN: You can add to your contract directly from your bank account with as little as $50 per month.



CONFIRMATIONS AND QUARTERLY STATEMENTS: You will receive a confirmation of each transaction within your contract. On a quarterly basis, you will receive a complete statement of your transactions over the past quarter and a summary of your account values.



INQUIRIES:



If you have questions about your contract or need to make changes, call your financial representative or contact us at:


Anchor National Life Insurance Company
Annuity Service Center
P.O. Box 54299
Los Angeles, California 90054-0299
800/445-SUN2


If money accompanies your correspondence, you should direct it to:



Anchor National Life Insurance Company
P.O. Box 100330
Pasadena, California 91189-0001

                                     [LOGO]
                              ALLOCATED FIXED AND
                             VARIABLE GROUP ANNUITY
                                   issued by
                                VARIABLE ANNUITY
                                  ACCOUNT FIVE
                                      and
                              ANCHOR NATIONAL LIFE
                               INSURANCE COMPANY



The annuity contract has 10 investment choices - 6 fixed investment options which offer interest rates guaranteed by Anchor National for different periods of time and 4 variable investment STRATEGIES:


                                     GROWTH
                                MODERATE GROWTH
                                BALANCED GROWTH
                              CONSERVATIVE GROWTH


                  which invest in the underlying portfolios of
                              SEASONS SERIES TRUST
                              which is managed by:



                       PUTNAM INVESTMENT MANAGEMENT, INC.
                         T. ROWE PRICE ASSOCIATES, INC.
                           JANUS CAPITAL CORPORATION
                       SUNAMERICA ASSET MANAGEMENT CORP.
                       WELLINGTON MANAGEMENT COMPANY, LLP


You can put your money into any one or all of the STRATEGIES and/or fixed investment options.

Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Variable Annuity.


To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information dated April , 1997. The
Statement of Additional has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus. The table of contents of the Statement of Additional Information appears on page of this prospectus.



For a free copy of the Statement of Additional Information, call us at 800/445-SUN2 or write us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299.



ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  [LOGO]

TABLE OF CONTENTS


Profile
Glossary..........................................................................................................          2
Fee Tables........................................................................................................          3
           Owner Transaction Expenses.............................................................................          3
           Annual Separate Account Expenses.......................................................................          3
           Portfolio Expenses.....................................................................................          3
Examples..........................................................................................................          4
THE SEASONS VARIABLE ANNUITY......................................................................................          5
ANNUITY INCOME OPTIONS............................................................................................          5
           Options................................................................................................          6
           Allocation of Annuity Payments.........................................................................          6
           Transfers During the Income Phase......................................................................          6
           Deferment of Payments..................................................................................          6
PURCHASING A SEASONS VARIABLE ANNUITY.............................................................................          7
           Allocation of Purchase Payments........................................................................          7
           Accumulation Units.....................................................................................          7
           Free Look Period.......................................................................................          7
INVESTMENT OPTIONS................................................................................................          8
           Variable Investment Options: The STRATEGIES............................................................          8
           Substitution...........................................................................................         11
           Fixed Investment Options...............................................................................         11
           Transfers During the Accumulation Phase................................................................         12
EXPENSES..........................................................................................................         13
           Insurance Charges......................................................................................         13
           Investment Charges.....................................................................................         13
           Contract Maintenance Charge............................................................................         13
           Withdrawal Charge......................................................................................         13
           Transfer Fee...........................................................................................         14
           Premium Taxes..........................................................................................         14
           Income Taxes...........................................................................................         14
           Reduction or Elimination of Certain Charges............................................................         14
TAXES.............................................................................................................         15
           Annuity Contracts in General...........................................................................         15
           Tax Treatment of Distributions --
           Non-Qualified Contracts................................................................................         15
           Tax Treatment of Distributions --
           Qualified Contracts....................................................................................         15
           Diversification........................................................................................         15
ACCESS TO YOUR MONEY..............................................................................................         16
           Suspension of Payments.................................................................................         16
           Minimum Contract Value.................................................................................         16
PERFORMANCE.......................................................................................................         17
DEATH BENEFIT.....................................................................................................         17
           Death of the Annuitant.................................................................................         18
OTHER INFORMATION.................................................................................................         18
           Anchor National........................................................................................         18
           The Separate Account...................................................................................         18
           The General Account....................................................................................         19
           Distribution...........................................................................................         19
           Administration.........................................................................................         19
           Other Information about Anchor National................................................................         19
           Financials.............................................................................................         23
           Appendix A.............................................................................................         52
           Appendix B--Premium Taxes..............................................................................         53


GLOSSARY OF TERMS
We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we have defined them below:


ACCUMULATION PHASE -- The period during which you invest money in your contract.



ACCUMULATION UNITS -- A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.



ANNUITANT(S) -- The person(s) on whose life(lives) we base annuity payments.



ANNUITY DATE -- The date on which annuity payments are to begin, as selected by you.



BENEFICIARY(IES) -- The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.


INCOME PHASE -- The period during which we make annuity payments to you.

NON-QUALIFIED (CONTRACT) -- A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account.


PURCHASE PAYMENTS -- The money you give us to buy a contract, as well as any additional money you give us to invest after you own it.


QUALIFIED (CONTRACT) -- A contract purchased with pre-tax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account.


STRATEGY(IES) -- A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each STRATEGY has its own investment objective and is invested in the underlying investment portfolios of Seasons Series Trust.

                                                                          [LOGO]

SEASONS VARIABLE ANNUITY FEE TABLES
                    ------------------------------------------------------------

OWNER TRANSACTION EXPENSES

Withdrawal Charge as a percentage of Purchase Payments:


Year 1...          7%  Year 5...          4%
Year 2...          6%  Year 6...          3%
Year 3...          6%  Year 7...          2%
Year 4...          5%  Year 8...          0%



Contract Maintenance Charge........  $35 each year ($30 in North Dakota and
                                     Washington)

Transfer Fee.......................  No charge for first 4 transfers each year; thereafter, the fee is $25 per
                                     transfer ($10 in
                                     Pennsylvania and Texas)


ANNUAL SEPARATE ACCOUNT EXPENSES
(as a percentage of daily net asset value)

Mortality Risk Charge...............................       0.90%
Expense Risk Charge.................................       0.35%
Distribution Expense Charge.........................       0.15%
                                                            ---
      Total Separate Account Expenses...............       1.40%


The Investment Portfolio Expenses table set forth below identifies the total investment expenses charged by the underlying investment portfolios of Seasons Series Trust. Each contractholder within a STRATEGY will incur a portion of these total investment expenses in relation to the investment by such STRATEGY in the respective portfolio. The table entitled "Investment Portfolio Expenses by STRATEGY" which follows the table below identifies the total investment portfolio expenses by STRATEGY based upon the allocation of contract values within each STRATEGY to the underlying investment portfolios after the quarterly rebalancing described on page 11. However, the actual investment portfolio expenses incurred by contractholders within a STRATEGY will vary depending upon the daily net asset value of each investment portfolio in which such STRATEGY is invested.



                         INVESTMENT PORTFOLIO EXPENSES
  (as a percentage of daily net asset value of each investment portfolio after reimbursement of expenses.)*



                                                           MANAGEMENT         OTHER         TOTAL ANNUAL
                                                              FEE           EXPENSES          EXPENSES
------------------------------------------------------------------------------------------------------------
    Stock                                                     .85%               .36%             1.21%
    Asset Allocation: Diversified Growth                      .85%               .36%             1.21%
    Multi-Managed Growth                                      .89%               .40%             1.29%
    Multi-Managed Moderate Growth                             .85%               .36%             1.21%
    Multi-Managed Income/Equity                               .81%               .33%             1.14%
    Multi-Managed Income                                      .77%               .29%             1.06%
------------------------------------------------------------------------------------------------------------
* The percentages set forth above are based on estimated amounts for the current fiscal year.



THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED BY SEASONS SERIES TRUST. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

  [LOGO]

                   INVESTMENT PORTFOLIO EXPENSES BY STRATEGY*
  (based on the total annual expenses of the underlying investment portfolios reflected above, after reimbursement of expenses)



                                                   MANAGEMENT        OTHER       TOTAL ANNUAL
                                                      FEE          EXPENSES        EXPENSES
------------------------------------------------------------------------------------------------

  STRATEGY
    Growth                                            .87%               .38%              1.25%
    Moderate Growth                                   .85%               .36%              1.21%
    Balanced Growth                                   .83%               .34%              1.17%
    Conservative Growth                               .80%               .32%              1.12%
------------------------------------------------------------------------------------------------
*The percentages set forth above are based on estimates for the current fiscal year.


                                    EXAMPLES

You will pay the following expenses on a $1,000 investment in each STRATEGY, assuming a 5% annual return on assets and:

  (a) surrender of the contract at the end of the stated time period;
  (b) if the contract is not surrendered or annuitized.


                                                         TIME PERIODS
STRATEGY                                              1 YEAR     3 YEARS
Growth                                               (a) $98    (a) $146
                                                     (b) $28    (b) $ 86

Moderate Growth                                      (a) $97    (a) $144
                                                     (b) $27    (b) $ 84

Balanced Growth                                      (a) $97    (a) $143
                                                     (b) $27    (b) $ 83

Conservative Growth                                  (a) $97    (a) $142
                                                     (b) $27    (b) $ 82


                     EXPLANATION OF FEE TABLES AND EXAMPLES

1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account expenses and investment portfolio expenses by STRATEGY.


2. For certain investment portfolios in which the STRATEGIES invest, the adviser, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or reimburse certain expenses, if necessary, to keep annual operating expenses at or below the following percentages of each investment portfolio's average net assets: Stock and Asset Allocation:
      Diversified Growth Portfolios: 1.21%; Multi-Managed Growth: 1.29%; Multi-Managed Moderate Growth: 1.21%; Multi-Managed Income/Equity: 1.14%, Multi-Managed Income: 1.06%. The adviser also may voluntarily waive or reimburse additional amounts to increase an investment portfolios' investment return. All waivers and/or reimbursements may be terminated at any time. Furthermore, the adviser may recoup any waivers or reimbursements within the following two years, provided that the investment portfolio is able to make such payment and remain in compliance with the foregoing expense limitations.


3. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable.

4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.


AS OF THE DATE  OF THIS PROSPECTUS, THE  SALE OF SEASONS HAD  NOT BEGUN AND  THE
STRATEGIES   DID  NOT  HAVE  ANY   ASSETS.  THEREFORE,  NO  CONDENSED  FINANCIAL
INFORMATION IS PRESENTED HERE.

                                                                          [LOGO]

THE SEASONS VARIABLE ANNUITY

--------------------------------------------------------------------------------


An annuity is a contract between you, the owner, and an insurance company. The contract provides tax deferral for your earnings, as well as a death benefit and guaranteed income in the form of annuity payments beginning on a date you select. Until you decide to begin receiving annuity payments, your annuity is in the Accumulation Phase. Once you begin receiving annuity payments, your contract switches to the Income Phase. If you die during the Accumulation Phase, the insurance company guarantees a death benefit to your Beneficiary. The Seasons Variable Annuity is issued by Anchor National Life Insurance Company.



During the Accumulation Phase, the value of your annuity benefits from tax deferral. This means your earnings accumulate on a tax-deferred basis until you take money out of your contract. The Income Phase occurs when you begin to receive annuity payments. You select the date on which annuity payments are to begin.


The contract is called a variable annuity because you can choose among four variable investment STRATEGIES, which invest in underlying investment portfolios managed by five investment managers. Depending upon market conditions, you can make or lose money in any of these STRATEGIES. If you allocate money to the STRATEGIES, the amount of money you are able to accumulate in your contract during the Accumulation Phase depends upon the investment performance of the STRATEGIES you select. The amount of the annuity payments you receive during the Income Phase from the variable portion of your contract also depends upon the investment performance of the STRATEGIES you select for the Income Phase.


The contract also offers six fixed investment options. Your money will earn interest at the rate guaranteed by us for the period of time you agree to leave your money in the fixed investment option. We currently offer fixed investment options for periods of one, three, five, seven and ten years and a special one year DCA fixed account specifically for the Dollar Cost Averaging Program. If you allocate money to a fixed investment option, the amount of money you are able to accumulate in your contract during the Accumulation Phase depends upon the total interest credited to your contract. An adjustment to your contract will apply to withdrawals or transfers from the multi-year fixed investment options prior to the end of the selected guarantee period. The amount of annuity payments you receive during the Income Phase from the fixed portion of your contract will remain level for the entire Income Phase.



ANNUITY INCOME OPTIONS

--------------------------------------------------------------------------------


When you switch to the Income Phase, you will receive regular income payments under the contract. You can choose to have your annuity payments sent to you by check or electronically wired to your bank. The contract offers 5 annuity options. Other annuity options may be available in the future.



You select the date on which annuity payments are to begin, which must be the first day of a month at least two years after the date of your contract. We call this the Annuity Date. You may change your Annuity Date at least seven days prior to the date that your payments are to begin. However, annuity payments must begin by the later of your 90th birthday or ten years after the date your contract is issued. We call this the Latest Annuity Date. If no Annuity Date is selected we will begin payments based on the Latest Annuity Date. Certain states may require that you begin receiving annuity payments prior to this date. If the Annuity Date is past your 85th birthday, it is possible that the contract would not be treated as an annuity and you may incur adverse tax consequences.



Unless you are a non-natural owner, you may change the Annuitant at any time prior to the Annuity Date. You may also designate a second person on whose life annuity payments are based. If the Annuitant dies before the Annuity Date, you must notify us and designate a new Annuitant.



If you do not choose an annuity option, annuity payments will be made in accordance with option 4 (below) for 120 months. If the annuity payments are for joint lives, then we will make payments in accordance with option 3. If permitted by state law, we may pay the annuity in one lump sum if your contract is less than $5,000. Likewise, if your annuity payments would be less than $50 a month, we have the right to change the frequency of

  [LOGO]

your payment to be quarterly, semi-annual or annual so that your annuity payments are at least $50. Annuity payments will be made to you unless you designate another person to receive them. In that case, you must notify us in writing at least 30 days before the Annuity Date. You will remain fully responsible for any taxes related to annuity payments.


OPTION 1 - LIFE INCOME


Under this option, we will make annuity payments as long as the Annuitant is alive. Annuity payments stop when the Annuitant dies.


OPTION 2 - JOINT AND SURVIVOR ANNUITY


Under this option, we will make annuity payments as long as the Annuitant and a designated second person are alive. Upon the death of either person, we will continue to make annuity payments so long as the survivor is alive. You choose the amount of the annuity payments to the survivor, which can be equal to 100%, 66.66% or 50% of the full amount. Annuity payments stop upon the death of the survivor.


OPTION 3 - JOINT AND SURVIVOR LIFE ANNUITY - 120 MONTHLY PAYMENTS GUARANTEED

This option is similar to option 2 above, with the additional guarantee that payments will be made for at least 120 months. If the Annuitant and survivor die before all guaranteed payments have been made, the rest will be made to the Beneficiary.

OPTION 4 - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED

This option is similar to option 1 above, with the additional guarantee that payments will be made for at least 120 or 240 months, as selected by you. Under this option, if the Annuitant dies before all guaranteed payments have been made, the rest will be made to the Beneficiary.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD


Under this option, we will make annuity payments for any period of time from 5 to 30 years, as selected by you. However, the period must be for full 12 month increments. Under this option, if the Annuitant dies before all guaranteed payments have been made, the rest will be made to the beneficiary. This option does not contain an element of mortality risk. Therefore, you will not get the benefit of the mortality component of the mortality and expense risk charge if this option is selected.



ALLOCATION OF ANNUITY PAYMENTS



On the Annuity Date, if your money is invested in a fixed investment option(s), your annuity payments will be fixed in amount. If your money is invested in a STRATEGY(IES), your annuity payments will vary depending on the investment performance of the STRATEGY(IES) you select. If you have money in the fixed and variable investment options, your annuity payments will be based on the respective allocations. You may not convert between fixed and variable payments once annuity payments begin.


VARIABLE ANNUITY PAYMENTS


If you choose to have any portion of your annuity payments come from the STRATEGIES, the dollar amount of your payment will depend upon three things: (1) the value of your contract in the STRATEGIES on the Annuity Date, (2) the 3.5% assumed investment rate used in the annuity table for the contract and (3) the performance of the STRATEGIES you selected. If the actual performance exceeds the 3.5% assumed rate, your annuity payments will increase. Similarly, if the actual rate is less than 3.5%, your annuity payments will decrease. The Statement of Additional Information contains detailed information and sample calculations.


TRANSFERS DURING THE INCOME PHASE


You may transfer money among the STRATEGIES during the Income Phase. Transfers are subject to the same limitations as transfers during the Accumulation Phase. However, you may not transfer money from the fixed account into the STRATEGIES or from the STRATEGIES into the fixed accounts during the Income Phase.


DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by state law. Interest will be credited to you during the deferral period.

                                                                          [LOGO]

PURCHASING A SEASONS VARIABLE ANNUITY

--------------------------------------------------------------------------------


A Purchase Payment is the money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it. You can purchase a Non-Qualified contract with a minimum initial investment of $5,000 and a Qualified contract with a minimum initial investment of $2,000. The maximum we accept is $1,000,000 without our prior approval. Payments in amounts of $500 or more may be added to your contract at any time during the Accumulation Phase. You can make scheduled subsequent Purchase Payments of $50 or more per month by enrolling in the Automatic Payment Plan.


We   may  refuse  any  Purchase  Payment.  In  general,  we  will  not  issue  a
Non-Qualified contract to anyone who is age 90 or older or a Qualified contract to anyone who is age 70 1/2 or older.

ALLOCATION OF PURCHASE PAYMENTS

When you purchase a contract, you will allocate your Purchase Payment to one or more of the STRATEGIES and/or the fixed investment options. You should specify your investment allocations on the contract application. If you make additional Purchase Payments, we will allocate them the same way as your first Purchase Payment unless you tell us otherwise.


Once we receive your Purchase Payment and a complete application at our principal place of business, we will issue your contract and allocate your first Purchase Payment within two business days. If we are unable to complete this process within five business days, we will either send back your money or get your permission to keep it until we get all the necessary information.


ACCUMULATION UNITS

The value of the variable portion of your contract will go up or down depending upon the investment performance of the STRATEGY(IES) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.

An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We calculate an Accumulation Unit for each STRATEGY after the NYSE closes each day. We do this by:

    (1) determining  the  total  value  of  money  invested  in  the  particular
        STRATEGY;

    (2) subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

    (3) dividing this amount by the number of outstanding Accumulation Units.

The value of an Accumulation Unit may go up or down from day to day. When you make a Purchase Payment, we credit your contract with Accumulation Units. The number of Accumulation Units credited is determined by dividing the amount of the Purchase Payment allocated to a STRATEGY by the value of the Accumulation Unit for that STRATEGY.

    Example:


    We receive a $25,000 Purchase Payment from you on Wednesday. You want your money to be invested in the Moderate Growth STRATEGY. We determine that the value of an Accumulation Unit for the Moderate Growth STRATEGY is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2252.252 Accumulation Units for the Moderate Growth STRATEGY.


FREE LOOK PERIOD


If you change your mind about owning the contract, you can cancel it within 10 days after receiving it (or longer if required by state law) by mailing it back to our Annuity Service Center. Unless otherwise required by state law, you will receive back whatever your contract is worth on the day we receive your request. Its value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.

  [LOGO]

INVESTMENT OPTIONS

--------------------------------------------------------------------------------

The contract offers variable investment options which we call STRATEGIES and fixed investment options. The contract was designed to meet your varying investment needs over time, which can be achieved by using the STRATEGIES alone or in concert with the fixed investment options in order to lower the risk associated with investing only in a variable investment option.


VARIABLE INVESTMENT OPTIONS: THE STRATEGIES


The contract offers four multi-manager variable investment STRATEGIES, each with a different investment objective. The STRATEGIES are designed to meet your investment needs over time and considering factors such as your age, goals and risk tolerance. However, each STRATEGY is designed to achieve different levels of growth over time.


Each STRATEGY invests in three underlying investment portfolios of the Seasons Series Trust. The allocation of money among these investment portfolios will vary depending on the objective of the STRATEGY.


Seasons   Series  Trust  is   managed  by  SunAmerica   Asset  Management  Corp.
("SAAMCo."), which is affiliated with Anchor National. SAAMCo. has engaged sub-advisers to provide investment advice for certain investment portfolios.


The  underlying investment portfolios of Seasons  Series Trust include the Asset
Allocation: Diversified Growth Portfolio, the Stock Portfolio and the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios").



The Asset Allocation: Diversified Growth Portfolio is managed by Putnam Investment Management, Inc. The Stock Portfolio is managed by T. Rowe Price Associates, Inc. All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus Capital Corporation, a balanced component managed by SAAMCo. and a fixed income component managed by Wellington Management Company, LLP. The Growth STRATEGY and the Moderate Growth STRATEGY also have an aggressive growth component which is managed by SAAMCo. The percentage that any one of these components represents in the Multi-Managed Portfolios varies in accordance with each STRATEGY's objective.



YOU SHOULD READ THE PROSPECTUS FOR SEASONS SERIES TRUST CAREFULLY BEFORE INVESTING. THE PROSPECTUS CONTAINS DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS AND IS ATTACHED TO THIS PROSPECTUS.


Each STRATEGY uses an asset allocation investment approach to achieve its objective and allocates your money into underlying investment portfolios which invest in a combination of stocks, both domestic and international, bonds and cash. Although the asset mix within each STRATEGY will vary over time, each STRATEGY has a neutral asset allocation mix, including a cash component in order to reflect the anticipated cash holdings required to rebalance each STRATEGY quarterly, as reflected on the following pages. Additionally, after the quarterly rebalancing described on page 10, the contract value within each STRATEGY will be allocated to the various underlying investment portfolios in the percentages identified on the following pages.

                                                                          [LOGO]

                                     GROWTH


GOAL: Long-term growth of capital, allocating its assets primarily to stocks. This STRATEGY may be best suited for those with longer periods to invest.


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           80%
Bonds            15%
Cash              5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS



ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO         25%
Managed by Putnam Investment Management, Inc.

STOCK PORTFOLIO                                        25%
Managed by T. Rowe Price Associates, Inc.

MULTI-MANAGED GROWTH PORTFOLIO                         50%




Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP


                                MODERATE GROWTH

GOAL: Growth of capital through investments in equities, with a secondary objective of conservation of principal by allocating more of its assets to bonds than the Growth STRATEGY. This STRATEGY may be best suited for those nearing retirement years but still earning income.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           70%
Bonds            25%
Cash              5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS



ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO         25%
Managed by Putnam Investment Management, Inc.

STOCK PORTFOLIO                                        20%
Managed by T. Rowe Price Associates, Inc.

MULTI-MANAGED MODERATE GROWTH PORTFOLIO                55%




Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP

  [LOGO]

                                BALANCED GROWTH

Goal: Focuses on conservation of principal by investing in a more balanced weighting of stocks and bonds, with a secondary objective of seeking a high total return. This STRATEGY may be best suited for those approaching retirement and with less tolerance for investment risk.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           55%
Bonds            40%
Cash              5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS



ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO         25%
Managed by Putnam Investment Management, Inc.

STOCK PORTFOLIO                                        20%
Managed by T. Rowe Price Associates, Inc.

MULTI-MANAGED INCOME/EQUITY PORTFOLIO                  55%




Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP


                              CONSERVATIVE GROWTH

Goal: Capital preservation while maintaining some potential for growth over the long term. This STRATEGY may be best suited for those with lower investment risk tolerance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Stocks           42%
Bonds            53%
Cash              5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS



ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO         25%
Managed by Putnam Investment Management, Inc.

STOCK PORTFOLIO                                        15%
Managed by T. Rowe Price Associates, Inc.

MULTI-MANAGED INCOME PORTFOLIO                         60%




Managed by:
    Janus Capital Corporation
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP

                                                                          [LOGO]

STRATEGY REBALANCING


Each STRATEGY is designed to meet its investment objective by allocating a portion of your money to three different investment portfolios. In order to maintain the mix of investment portfolios consistent with each STRATEGY's objective, each STRATEGY within your contract will be rebalanced on the first business day of each quarter so that it is allocated among the various investment portfolios according to the percentages set forth on pages 9 and 10. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. Rebalancing your contract may involve shifting assets out of better performing investments into an investment with relatively lower returns.



SUBSTITUTION


If any of the underlying investment portfolios is no longer available, we may be required to substitute shares of another investment portfolio. We will seek any required prior approval of the SEC and give you notice before doing this.


FIXED INVESTMENT OPTIONS



The contract also offers six fixed investment options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed investment options. We currently offer fixed investment options for periods of one, three, five, seven and ten years, which we call Guarantee Periods. Additionally, we guarantee the interest rate for money allocated to the one year DCA fixed account (the "DCA Account") which is available only in conjunction with the Dollar Cost Averaging Program. Please see the section on the Dollar Cost Averaging Program on the next page for additional information about, including limitations on, the availability of the DCA Account.



Interest rates offered for the different Guarantee Periods and the DCA Account will differ from time to time due to changes in market conditions but will not be less than 3%. The interest rate offered for a particular Guarantee Period for new Purchase Payments may differ from the interest rate offered for money already invested in such account. An interest rate established for a Guarantee Period or the DCA Account will not change during the term of that period.



You may reallocate money to a fixed investment option (other than the DCA account) or to any of the STRATEGIES after the end of the Guarantee Period. However, if you do not give us different instructions within 30 days after the end of your Guarantee Period, we will keep your money in the fixed account for the same Guarantee Period you previously selected. You will receive the interest rate then in effect for that Guarantee Period.


MARKET VALUE ADJUSTMENT


THE FOLLOWING DISCUSSION APPLIES TO MONIES YOU PUT INTO THE THREE, FIVE, SEVEN AND TEN YEAR FIXED INVESTMENT OPTIONS ONLY AND DOES NOT APPLY TO WITHDRAWALS TO PAY A DEATH BENEFIT OR CONTRACT FEES AND CHARGES.



If you take your money out of a multi-year fixed investment option (whether by withdrawal, transfer or annuitization) before the end of the Guarantee Period, we will make an adjustment to the value of your contract. We call this a Market Value Adjustment. The Market Value Adjustment reflects the differing interest rate environments between the time you put your money into the fixed account and the time you take your money out of the fixed account. The adjustment can increase or decrease the value of your contract. You may withdraw your money within 30 days followng the end of a Guarantee Period without incurring a Market Value Adjustment.



We calculate the Market Value Adjustment by comparing the interest rate you received on the money you put into the fixed account against the interest rate we are currently offering to contract owners for the period of time remaining in the Guarantee Period. If the amount of time remaining is not equal to an available guarantee period for which we offer a fixed interest rate, the interest rate will be determined by linear interpolation between interest rates for the two nearest periods that are available.


Generally, if interest rates have dropped between the time you put your money into the fixed account and the time you take it out, there will be a positive adjustment to the value of your contract. Conversely, if interest rates have increased between the time you put your money into the fixed account and the time you take it out, there will be a negative adjustment to the value of your contract.

If the Market Value Adjustment is negative, it will be assessed first against any remaining money allocated to the fixed account out of which you took your money and then against the

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amount  of  money  you  take out  of  the  fixed account.  If  the  Market Value
Adjustment is positive, it will be added to the amount you take out of the fixed account.

Appendix A provides more information about how we calculate the Market Value Adjustment and gives some examples of the impact of the adjustment.


The one year fixed investment option and DCA Account do not impose a market value adjustment and are not registered under the Securities Act of 1933 and are not subject to the provisions of the Investment Company Act of 1940.


TRANSFERS DURING THE ACCUMULATION PHASE


Except as provided in the next sentence with respect to the DCA Account, you can transfer money among the STRATEGIES and the fixed investment options by written request or by telephone. Although you may transfer money out of the DCA Account, you may not transfer money into the DCA Account from any STRATEGY or any fixed investment option. You can make four transfers every year without incurring a transfer charge. We measure a year from the anniversary of the day we issued your contract. If you make more than four transfers in a year, there is a $25 transfer fee per transfer ($10 in Pennsylvania and Texas). Additionally, transfers out of a multi-year fixed investment option may be subject to a market value adjustment.



The minimum amount you can transfer is $500 or a lesser amount if you transfer the entire balance from a STRATEGY or a fixed investment option. If any money will remain in a STRATEGY or fixed investment option after making a transfer, it must be at least $500. Your request for transfer must clearly state which STRATEGY(IES) and/or fixed investment option(s) are involved and the amount you want to transfer. Please see the section below on Dollar Cost Averaging for specific rules regarding the DCA Account.


We will accept transfers by telephone unless you specify otherwise on your contract application. We have in place procedures to provide reasonable assurance that instructions given to us by telephone are genuine. Thus, we disclaim all liability for any claim, loss or expense from any error. If we fail to use such procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.

We reserve the right to modify, suspend or terminate the transfer privileges at any time.

DOLLAR COST AVERAGING PROGRAM


The Dollar Cost Averaging Program allows you to systematically transfer a set percentage or amount from any STRATEGY or the one year fixed investment option (we call these source accounts) to another STRATEGY. You can also select to transfer the entire value in a STRATEGY or the one year fixed investment option in a stated number of transfers. Transfers may be monthly or quarterly. You can change the amount or frequency at any time by notifying us in writing.



When you make either your initial Purchase Payment or a subsequent Purchase Payment and want to participate in the Dollar Cost Averaging Program with that money, you may also use the DCA Account as a source account. You cannot transfer money from a STRATEGY or other fixed investment option into the DCA Account. When the DCA Account is used, all of your money in the account will be transferred to the STRATEGY(IES) you select in either monthly or quarterly transfers (as selected by you) by the end of the one year period for which the interest rate is guaranteed. Once selected, you can not change the frequency of transfers under the program. If you want to stop participation in the Dollar Cost Averaging Program and you are using the DCA Account as your source account, we will either transfer your money to the STRATEGY (IES) or fixed investment option(s) you select, or, in the absence of express instructions, we will transfer your money to the one year fixed investment option which will earn interest at the rate then being offered for a period of one year.



By allocating amounts on a regular schedule as opposed to allocating the total amount at one particular time, you may be less susceptible to the impact of market fluctuations. However, there is no assurance that you will earn a greater profit. You are still subject to loss in a declining market. Dollar cost averaging involves continuous investment in securities regardless of fluctuating price levels. You should consider your financial ability to continue to invest through periods of low prices.


Transfers under this program are not counted against your four free transfers per year. We reserve the right to modify, suspend or terminate this program at any time.


PRINCIPAL ADVANTAGE PROGRAM



The Principal Advantage Program allows you to allocate Purchase Payments to a fixed investment option (other than the DCA Account) and one or more STRATEGIES without any market risk to your principal. You decide how much you want

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to  invest and when you would like a return of your principal. We will calculate how much of your Purchase Payment must be allocated to the fixed investment option to ensure that this money will grow to equal the full amount of your purchase payment by the end of the selected period. The remaining portion of the Purchase Payment is then invested in a STRATEGY(IES), where it has the potential to achieve greater growth.



We reserve the right to modify, suspend or terminate this program at any time.



EXPENSES

--------------------------------------------------------------------------------


There are charges and other expenses associated with the contract that will reduce your investment return. These charges and deductions are described below.



INSURANCE CHARGES



Each day, we make a deduction for our insurance charges from amounts allocated to the STRATEGIES. This is done as part of our calculation of the values of the Accumulation Units and Annuity Units during the Accumulation Phase and the Income Phase, respectively. The asset based charges consist of the Mortality and Expense Risk Charge and the Distribution Expense Charge. There are no asset based charges deducted from the portion of your contract (if any) allocated to a fixed investment option.


MORTALITY AND EXPENSE RISK CHARGE

This charge is equal, on an annual basis, to 1.25% of the daily value of the contract invested in a STRATEGY. This charge is for our obligation to make annuity payments, to provide a death benefit and for assuming the risk that the current charges will be insufficient in the future to cover the cost of administering the contract. Approximately .90% is for mortality risks and .35% is for expense risks. If the charges under the contract are not sufficient, we will bear the loss. We will not increase this charge. We may use any profits from this charge to pay for the costs of distributing the contract.

DISTRIBUTION EXPENSE CHARGE

This charge is equal, on an annual basis, to .15% of the daily value of the contract invested in a STRATEGY. This charge is for all expenses associated with the distribution of the contract. These expenses include preparing the contract, confirmations and statements, providing sales support, and maintaining contract records. If this charge is not enough to cover the costs of distributing the contract, we will bear the loss.


INVESTMENT CHARGES



If you have money allocated to the STRATEGIES, there are deductions from and expenses paid out of the assets of the various underlying investment portfolios. These investment charges are summarized in the Fee Tables on pages 3 and 4. For more detailed information, you should refer to the prospectuses for the Seasons Series Trust.


CONTRACT MAINTENANCE CHARGE


During the Accumulation Phase, every year on the anniversary of the date when your contract was issued, we deduct $35 ($30 in North Dakota and Washington) from the value of your contract as a contract maintenance charge. This charge is for expenses incurred to establish and maintain your contract. This charge cannot be increased. If you make a complete withdrawal from your contract, the contract maintenance charge will be deducted prior to the withdrawal. We will not deduct the contract maintenance charge if, when the deduction is to be made, the value of your contract is $50,000 or more. We may discontinue this practice at some point in the future.


WITHDRAWAL CHARGE


During the Accumulation Phase you may make withdrawals from your contract. However, a withdrawal charge may apply. For purposes of calculating any applicable withdrawal charge, amounts withdrawn from your contract will come first from the Free Withdrawal Amount (as described below), then from Purchase Payments no longer subject to a withdrawal charge which have not previously been withdrawn, then from Purchase Payments subject to a withdrawal charge which have not previously been withdrawn and last from earnings. However, for tax purposes, earnings are considered withdrawn first. You will not receive the benefit of the Free Withdrawal Amount if you make a complete surrender of your contract.

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Each contract year you may  withdraw up to 10%  of your total Purchase  Payments which are subject to a withdrawal charge free of any withdrawal charge (the "Free Withdrawal Amount"). Any portion of a withdrawal in excess of the Free Withdrawal Amount which is still subject to a withdrawal charge will be assessed one as described below.



In order to determine the applicable withdrawal charge, we keep track of each Purchase Payment and assess a charge based on the length of time a Purchase Payment is in your contract before being withdrawn. After a Purchase Payment has been in your contract for seven years, no withdrawal charge is assessed against withdrawals of the Purchase Payment.



The withdrawal charge is assessed as a percentage of the Purchase Payment you are withdrawing as follows:



Year 1.........  7%           Year 5.........  4%
Year 2.........  6%           Year 6.........  3%
Year 3.........  6%           Year 7.........  2%
Year 4.........  5%           Year 8.........  0%



If the withdrawal is for only part of the contract, we will deduct the withdrawal charge from the remaining value in your contract.


We will not assess any withdrawal charges for withdrawals to pay contract charges, a death benefit or for annuity payments during the Income Phase.


The withdrawal charge is intended to cover the actual costs of distribution. However, to the extent that such charge is insufficient, the Company may use any of its corporate assets to make up any difference.



TRANSFER FEE



You can make four free transfers every year. We measure a year from the day we issued your contract. If you make more than four transfers a year, we will deduct a $25 transfer fee per transfer ($10 in Pennsylvania and Texas). The transfer fee will be deducted from the STRATEGY or fixed investment option from which the transfer is requested. If the transfer is part of the Dollar Cost Averaging Program, it will not count against your four free transfers per year.


PREMIUM TAXES


We are responsible for the payment of premium taxes charged by a limited number of states and will make a deduction from your contract for them. These taxes are due either when the contract is issued or when annuity payments begin or when you make a full surrender of the contract. It is our current practice not to charge you for these taxes until annuity payments begin or when a full surrender is made. In the future, we may discontinue this practice and assess the tax when it is due or upon the payment of the death benefit.



Appendix B provides more information about the premium taxes assessed in each state.


INCOME TAXES

Although we do not currently deduct any income taxes borne under your contract, we reserve the right to do so in the future.


REDUCTION OR ELIMINATION OF CERTAIN CHARGES



We will reduce or eliminate the amount of certain insurance charges when the contract is sold to groups of individuals under circumstances which reduce its sales and administrations expenses. We will determine the eligibility of such groups by considering the following factors: (1) the size of the group; (2) the total amount of Purchase Payments we expect to receive from the group; (3) the nature of the purchase and the persistency we expect in that group; (4) the purpose of the purchase and whether that purpose makes it likely that expenses will be reduced; and (5) any other circumstances which we believe to be relevant in determining whether reduced sales expenses may be expected.

                                                                          [LOGO]

TAXES

--------------------------------------------------------------------------------

NOTE: WE HAVE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT INTENDED AS TAX ADVICE. YOU ARE CAUTIONED TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF THE ANNUITY.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, you will not be taxed on the earnings on the money held in your annuity contract until you take the money out. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-Qualified.


If you do not purchase your contract under a pension plan, specially sponsored program or an individual retirement account, your contract is referred to as a Non-Qualified contract and receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-Qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.



If you purchase your contract under a pension plan, specially sponsored program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of Qualified plans are: Individual Retirement Annuities, Tax-sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore you have no cost basis in your contract.


TAX TREATMENT OF DISTRIBUTIONS -- NON-QUALIFIED CONTRACTS

If you make a withdrawal from your contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For annuity payments, a portion of each payment is considered a return of your Purchase Payment and will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC further provides for a 10% tax penalty on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after you reach age 59 1/2; (2) after you die; (3) after you become disabled (as described in the IRC); (4) in a series of substantially equal installments made for the life of the taxpayer or for the joint lives of the taxpayer and his or her Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS -- QUALIFIED CONTRACTS


Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract or on any earnings and therefore any amount you take out as a withdrawal or as annuity payments will be taxable income. The IRC further provides for a 10% tax penalty on any withdrawal or annuitization other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for the life of the taxpayer or for the joint lives of the taxpayer and his or her Beneficiary; and, except in the case of an IRA as to the following (5) after you separate from service after attaining age 55; (6) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; and
(7) paid to an alternate payee pursuant to a qualified domestic relations order.


The IRC limits the withdrawal of Purchase Payments made by owners from certain Tax-sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) in the case of hardship. In the case of hardship, the owner can only withdraw Purchase Payments and not any earnings.

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity in order to be treated as a variable annuity for tax purposes. We believe that the underlying investment portfolios are being managed so as to comply with these requirements.

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Neither the IRC nor  any guidelines issued in  conjunction with the IRC  provide guidance regarding when you, because of the degree of control you exercise over the way your money is invested, and not Anchor National, would be considered the owner of the shares of the underlying investment portfolios. It is unknown to what extent the ability to select investments, make transfers among STRATEGIES or choose from a wide selection of investment options will ultimately impact
this   issue.  If   guidance  is  provided,   generally  it   would  be  applied
prospectively. However, if such guidance is not considered a new position, it may be applied retroactively. Due to the uncertainty is this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.



ACCESS TO YOUR MONEY

--------------------------------------------------------------------------------


Under your contract, money can be accessed in the following ways: (1) by making a withdrawal either for a part of the value of your contract or for the entire value of your contract during the Accumulation Phase; (2) by receiving annuity payments during the Income Phase; and (3) when a death benefit is paid to your Beneficiary.



Generally, withdrawals are subject to a withdrawal charge, a market value adjustment if the money withdrawn comes from a multi-year fixed investment option and, if you withdraw your full contract value, premium taxes and a contract maintenance charge. (See Section 5 - Expenses for more complete information.)



If you make a complete withdrawal you will receive the value of your contract, less any applicable fees, charges and market value adjustments, at the price calculated following receipt of a complete request to make such a withdrawal at our Annuity Service Center. Your contract must be submitted as well.



Under most circumstances, partial withdrawals must be for a minimum of $1,000. We require that the value left in any STRATEGY or fixed investment option be at least $500 after a withdrawal. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each STRATEGY and fixed investment option in which your contract is invested. You must send a written withdrawal request to us prior to any withdrawal being made.


SYSTEMATIC WITHDRAWAL PROGRAM


This program allows you to receive either monthly, quarterly, semi-annual or annual checks during the Accumulation Phase. You can also choose to have systematic withdrawals electronically wired to your bank account. Any withdrawals you make using this program count against your Free Withdrawal Amount as described in Section 5 - Expenses. Withdrawals in excess of the Free Withdrawal Amount may be subject to a withdrawal charge. The minimum amount of each withdrawal is $250. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. There is no charge for participating in this program.


This program is not available to everyone, so please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

SUSPENSION OF PAYMENTS


We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the New York Stock Exchange is closed (other than a customary weekend and holiday closings); (2) trading on the New York Stock Exchange is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the investment portfolios is not reasonably practicable; (4) the Securities and Exchange Commission, by order, so permits for the protection of contract owners.


Additionally, we reserve the right to defer payments for a withdrawal from the fixed account for the period permitted by law but not for more than six months.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if it is less than $500 as a result of withdrawals and no Purchase Payments have been made during the past three years. We will provide you with sixty days written notice and distribute the contract's remaining value to you.

WITHDRAWAL CHARGES, MARKET VALUE ADJUSTMENTS, INCOME TAXES, TAX PENALTIES AND CERTAIN RESTRICTIONS MAY APPLY TO ANY WITHDRAWAL YOU MAKE.

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PERFORMANCE

--------------------------------------------------------------------------------

From time to time we will advertise the performance of the STRATEGIES. Any such performance results are based on historical earnings and are not intended to indicate future performance.


For each STRATEGY we will show performance against a comparison index which is made up of the S&P 500 Index, the Lehman Brothers Corporate/Government Index and the Lipper Money Market Index. The comparison index will blend the referenced indices in proportion to the neutral allocation of stocks, bonds and cash within each STRATEGY as indicated on pages 9 and 10 of this prospectus.


Additionally, we may show performance of each STRATEGY in comparison to various appropriate indexes and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and Variable Annuity Reporting Data Service.


Please see the Statement of Additional Information for additional information regarding the methods used to calculate performance data.



DEATH BENEFIT

--------------------------------------------------------------------------------


If you should die before beginning the Income Phase of your contract, we will pay a death benefit to your Beneficiary.



If you should die prior to reaching age 75 or, if there are joint owners, if an owner should die prior to the youngest owner reaching age 75, the death benefit will be equal to the greater of:



1. The value of your contract at the time we receive adequate proof of death and the Beneficiary's election as to how the benefit should be paid; or



2. Total Purchase Payments less any withdrawals, applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until the date of death, plus any Purchase Payments received, less any withdrawals, applicable charges, market value adjustments and taxes made or charged, after the date of death.



If the contract was issued after your 75th birthday or if you should die after you reach age 75, or, if there are joint owners, if the contract was issued after both owners' 75th birthday or if an owner dies after the youngest owner reaches age 75, the death benefit will be the greater of:



1. The value of your contract at the time we receive adequate proof of death and the Beneficiary's election as to how the death benefit will be paid; or



2. Total Purchase Payments received by us before age 75 (in the case of joint owners, before the younger owner reaches age 75) less any withdrawals, applicable charges, market value adjustments and taxes, accumulated at 3% from the date your contract was issued until your 75th birthday (or, if there is a joint owner, the 75th birthday of the youngest owner), plus any subsequent Purchase Payments received, less any withdrawals, applicable charges, market value adjustments and taxes made or charged, after your 75th birthday.



The entire death benefit must be paid within 5 years of the date of death unless the Beneficiary elects to have it payable in the form of an annuity. If the Beneficiary elects an annuity option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy and payments must begin within one year of your death. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract at the then current value.



The death benefit will be paid out when we receive adequate proof of death and the Beneficiary's election as to how the death benefit will be paid. If the Beneficiary does not make a specific election within 60 days of our receipt of proof of death, the death benefit will be paid in a lump sum.


You may select a Beneficiary to receive the death benefit. You may change the Beneficiary at anytime before the Income

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Phase begins, unless you previously made an irrevocable Beneficiary designation.
A new Beneficiary designation is not effective until we record the change.


A death benefit is not paid if you should die after beginning the Income Phase of your contract. In that event, to the extent there are remaining guaranteed annuity payments, they will be paid to your beneficiary.


DEATH OF THE ANNUITANT


If the  Annuitant  dies  before annuity  payments  begin,  you can  name  a  new
Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a corporation), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.



Your Beneficiary will receive the value of any annuity payments which we are obligated to make under options 3, 4 and 5 as described in Section 3 - Annuity Payment Options, if you die before the total annuity payments are made.



OTHER INFORMATION

--------------------------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company domiciled under the laws of the state of Arizona. Its principal business address is 1 SunAmerica Center, Los Angeles, California 90067-6022. Anchor National conducts business in the District of Columbia and in all states except New York. Anchor National is an indirect wholly owned subsidiary of SunAmerica Inc., a Maryland corporation.


Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, CalFarm Life Insurance Company, SunAmerica Asset Management Corp., Imperial Premium Finance, Inc., Resources Trust Company and four broker-dealers, offer a full line of financial services, including fixed and variable annuities, mutual funds, premium finance and trust administration services.


THE SEPARATE ACCOUNT


Anchor National established a separate account, Variable Annuity Account Five ("Separate Account"), under Arizona law on July 3, 1996. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940.


There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, are not of material importance to their respective total assets or material with respect to the Separate Account.

Anchor National owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business Anchor National may conduct. Income, gains and losses (realized and unrealized) resulting from the assets in the Separate Account are credited to or charged against the Separate Account.

CUSTODIAN

State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the Separate Account. We pay State Street Bank for services based on a schedule of fees.

STATEMENT OF ADDITIONAL INFORMATION


Additional information concerning the operations of the Separate Account is contained in a Statement of Additional Information, which is available without charge upon written request to us at our Annuity Service Center at the address provided in the Profile preceding this prospectus. The Separate Account has not yet begun operations and, therefore, no financial statements are available.

                                                                          [LOGO]

TABLE OF CONTENTS FOR THE
STATEMENT OF ADDITIONAL INFORMATION



                                          Page
                                          -----
Separate Account........................     3
General Account.........................     3
Performance Date........................     4
Annuity Payments........................     4
Annuity Unit Values.....................     5
Taxes...................................     6
Distribution of Contracts...............     9
Financial Statements....................    10


THE GENERAL ACCOUNT


If you put your money into a fixed investment option it goes into Anchor National's general account ("General Account"). The General Account is made up of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the General Account are chargeable with the claims of any Anchor National contract holder, as well as all creditors. The General Account is invested in assets permitted by state insurance law.


DISTRIBUTION

The contract is sold through registered representatives of broker-dealers. We pay commissions to registered representatives for the sale of contracts. Commissions are not expected to exceed 7.25% of your Purchase Payment. Under some circumstances we pay a persistency bonus in addition to standard commissions. Usually the standard commission is lower when we pay a persistency bonus, which is not anticipated to exceed 1.00% annually.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York, 10017, acts as the distributor of the contracts. SunAmerica Capital Services, Inc. is an affiliate of Anchor National.

ADMINISTRATION

We are responsible for all the administrative servicing of your contract. Please contact Anchor National's Annuity Service Center at the telephone number and address provided in the Profile of this prospectus if you have any comment, question or service request.

We will send out transaction confirmations and quarterly statements. Please review these documents carefully and notify us of any questions immediately. We will investigate all questions and, to the extent we have made an error, we will retroactively adjust your contract provided you have notified us within 30 days of receiving the transaction confirmation or quarterly statement, as applicable. All other adjustments will be made as of the time we receive notice of the error.

OTHER INFORMATION ABOUT ANCHOR NATIONAL

Anchor National is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information filed by the Company can be inspected and copied; and copies can be obtained at the public reference facilities of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices in Chicago and New York. The addresses of these regional offices are as follows:
500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the SEC at prescribed rates.

Registration statements have been filed with the SEC, Washington, D.C., under the Securities Act of 1933 as amended, with respect to the contracts offered by this prospectus. This prospectus does not contain all the information set forth in the registration statements and the exhibits filed as part of the registration statements, to all of which reference is hereby made for further information concerning the Separate Account, Anchor National and its general account, the investment portfolios and the contract. Statements found in this prospectus as to the terms of the contracts and other legal instruments are summaries, and reference is made to such instruments as filed.

PROPERTIES


Anchor National's principal office is leased at 1 SunAmerica Center, Los Angeles, California, 90067-6022. We also lease office space in Torrance, California which is utilized for certain

  [LOGO]

recordkeeping and data processing functions. Anchor National's broker-dealer and asset management subsidiaries lease office space in New York, New York.


STATE REGULATION


Anchor National is subject to regulation and supervision by the states in which it is authorized to transact business. State insurance laws establish supervisory agencies with broad administrative and supervisory powers relating to granting and revoking licenses to transact business, regulating marketing and other trade practices, operating guaranty associations, licensing agents, approving policy forms, regulating certain premium rates, regulating insurance holding company systems, establishing reserve requirements, prescribing the form and content of required financial statements and reports, performing financial and other examinations, determining the reasonableness and adequacy of statutory capital and surplus, regulating the type, valuation and amount of investments permitted, limiting the amount of dividends that can be paid and the size of transactions that can be consummated without first obtaining regulatory approval and other related matters.



During the last decade, the insurance regulatory framework has been placed under increased scrutiny by various states, the federal government and the National Association of Insurance Commissioners ("NAIC"). Various states have considered or enacted legislation that changes, and in many cases increases, the states' authority to regulate insurance companies. Legislation has been introduced from time to time in Congress that could result in the federal government assuming some role in the regulation of insurance companies. In recent years, the NAIC has approved and recommended to the states for adoption and implementation several regulatory initiatives designed to reduce the risk of insurance company insolvencies and market conduct violations. These initiatives include investment reserve requirements, risk-based capital standards and restrictions on an insurance company's ability to pay dividends to its stockholders. The NAIC is also currently developing model laws relating to product design and illustrations for annuity products. Current proposals are still being debated and we are monitoring developments in this area and the effects any changes would have on the Company.


SunAmerica Asset Management Corp. is registered with the Securities and Exchange Commission ("SEC") as a registered investment adviser under the Investment Advisers Act of 1940. The mutual funds that is markets are subject to regulation under the Investment Company Act of 1940. SunAmerica Asset Management Corp. and the mutual funds are subject to regulation and examination by the SEC. In addition, variable annuities and Anchor National's related separate accounts are subject to regulation by the SEC under the Securities Act of 1933 and the Investment Company Act of 1940.

Anchor National's broker-dealer subsidiary is subject to regulation and supervision by the states in which it transacts business, as well as by the National Association of Securities Dealers, Inc. ("NASD"). The NASD has broad administrative and supervisory powers relative to all aspects of business and may examine the subsidiary's business and accounts at any time.

                                                                          [LOGO]

DIRECTORS AND EXECUTIVE OFFICERS


Anchor National's directors and executive officers as of January 1, 1997 are listed below:



                                                                    YEAR ASSUMED
                                                                      PRESENT      OTHER POSITIONS AND OTHER BUSINESS
        NAME           AGE             PRESENT POSITION               POSITION     EXPERIENCE WITHIN LAST FIVE YEARS**    FROM-TO
---------------------  ---  --------------------------------------  ------------  -------------------------------------  ---------

     Eli Broad*        63   Chairman, CEO and President of Anchor       1994      Cofounded SunAmerica Inc. ("SAI") in
                            National;                                             1957
                            Chairman, CEO and President of SAI          1986

 Joseph M. Tumbler*    48   EVP of Anchor National;                     1996      President and Chief Executive          1989-1995
                            Vice Chairman of SAI                        1995      Officer, Providian Capital Management

   Jay S. Wintrob*     39   EVP of Anchor National;                     1991      SVP                                    1989-1991
                            Vice Chairman of SAI                        1995

   Victor E. Akin      32   SVP of Anchor National                      1996      VP, SunAmerica Life Companies          1995-1996
                                                                                  Director, SunAmerica Life Companies
                                                                                  Manager, SunAmerica Life Companies     1994-1995
                                                                                  Actuary, Milliman & Robertson
                                                                                  Consultant, Chalke Inc.                1993-1994
                                                                                                                         1992-1993
                                                                                                                         1991-1992

  James R. Belardi*    39   SVP of Anchor National;                     1992      VP and Treasurer                       1989-1992
                            EVP of SAI                                  1995

   Lorin M. Fife*      43   SVP, General Counsel and Asst.              1994      VP and General Counsel-Regulatory      1994-1995
                            Secretary of Anchor National;                         Affairs of SAI;
                            SVP, General Counsel-Regulatory             1995      VP and Associate General Counsel of    1989-1994
                            Affairs of SAI                                        SAI

   N. Scott Gillis     43   SVP and Controller of Anchor National       1994      VP and Controller, SunAmerica Life     1989-1994
                                                                                  Companies

 Jana Waring Greer*    45   SVP of Anchor National and SAI;             1991      VP                                     1981-1991
                            President of SunAmerica Marketing           1995

  Susan L. Harris*     39   SVP and Secretary of Anchor National;       1994      VP, General Counsel-Corporate Affairs  1994-1995
                            SVP, General Counsel-Corporate Affairs                and Secretary of SAI;
                            and Secretary of SAI                        1995      VP, Associate General Counsel and      1989-1994
                                                                                  Secretary of SAI

Peter McMillan, III*   39   EVP and Chief Investment Officer of         1994      SVP of SunAmerica Investments, Inc.    1989-1994
                            SunAmerica Investments, Inc.

 Edwin R. Reoliquio    39   SVP and Chief Actuary of Anchor             1995      VP and Actuary, SunAmerica Life        1989-1994
                            National                                              Companies

 Scott L. Robinson*    50   SVP of Anchor National;                     1991      VP and Controller                      1986-1991
                            SVP and Controller of SAI

   James W. Rowan      33   SVP of Anchor National and SAI              1996      VP;                                    1993-1995
                                                                                  Asst. to the Chairman;                   1992
                                                                                  SVP, Security Pacific Corp.            1990-1992



 * Also serves as a director            CEO = Chief Executive Officer
** Unless otherwise noted, positions    EVP = Executive Vice President
with SunAmerica Inc.                    SVP = Senior Vice President
                                        VP = Vice President

  [LOGO]

EXECUTIVE COMPENSATION


    All of Anchor National's executive officers are also employees of SunAmerica Inc. or its affiliates and do not receive direct compensation from Anchor National. We allocated the time each executive officer spent devoted to his or her duties as an executive officer of Anchor National to determine the executive compensation set forth below for the Chief Executive Officer and the other four highest compensated executive officers, as well as the executive officers as a group, for services rendered during 1996.




Name of Individual or Number                                               Allocated Cash
          in Group                    Capacities in Which Served             Compensation

Eli Broad                     Chairman, Chief Executive Officer and
                              President                                      $  1,444,146
Joseph M. Tumbler             Executive Vice President                            834,708
Jay S. Wintrob                Executive Vice President                            836,327
James R. Belardi              Senior Vice President                               341,329
Jana Waring Greer             Senior Vice President                               420,171
All Executive Officers as a
Group (12)                                                                      5,056,560


Security Ownership of Owners and Management


No shares of Anchor National are owned by any executive officer or director. Anchor National is an indirect wholly owned subsidiary of SunAmerica Inc. The only officer or director that owns more than 1% of the shares of SunAmerica Inc. is Mr. Eli Broad, Chairman, Chief Executive Officer and President. At February 28, 1997, Mr. Broad beneficially owned 6,655,176 shares of Common Stock
(approximately 5.8% of the class outstanding) and 9,160,294 shares of Class B Common Stock (approximately 84.4% of the class outstanding). Of the Common Stock, 715,872 shares represent restricted shares granted under the Company's employee stock plans as to which Mr. Broad has no investment power; 75,846 shares are registered in the name of a corporation of which Mr. Broad is a director and has sole voting and investment power; 4,150,932 shares represent employee stock options which are or will become exercisable within the next 60 days and as to which he has no voting or investment power; 65,136 shares are held by a foundation of which Mr. Broad is a director and as to which he has shared voting and investment power. At February 28, 1997, all directors and officers as a group beneficially owned 10,344,440 shares of Common Stock (approximately 9% of the class outstanding) and 9,160,294 shares of Class B Common Stock (approximately 84.4% of the class outstanding).

                                                                          [LOGO]

FINANCIALS


Selected Consolidated Financial Data



The following selected consolidated financial information of Anchor National Life Insurance Company, insofar as it relates to each of the years 1992-1996, has been derived from audited annual financial statements, including the consolidated balance sheets at September 30, 1995 and 1996 and the related consolidated statements of income and cash flow for each of the three years in the period ended September 30, 1996 and the notes thereto appearing elsewhere herein. The information for the three months ended December 31, 1995 and 1996 has been derived from unaudited financial information also appearing herein and which, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods.



This information should be read in conjunction with the consolidated financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations, both of which follow this selected information.


                                                                                                            THREE MONTHS ENDED
                                                          YEARS ENDED SEPTEMBER 30,                            DECEMBER 31,
                                       ---------------------------------------------------------------  --------------------------
                                          1992         1993         1994         1995         1996         1995          1996
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
                                                                             (IN THOUSANDS)
RESULTS OF OPERATIONS
Net investment income................. $    36,499  $    48,912  $    58,996  $    50,083  $    56,843  $    14,617  $      14,544
Net realized investment losses........     (22,749)     (22,247)     (33,713)      (4,363)     (13,355)     (12,800)       (19,116)
Fee income............................      97,220      118,247      131,225      135,214      160,931       37,284         44,820
General and administrative expenses...     (55,615)     (55,142)     (52,636)     (61,629)     (80,048)     (16,997)       (22,322)
Provision for future guaranty fund
 assessments..........................          --       (4,800)          --           --           --           --             --
Amortization of deferred acquisition
 costs................................     (18,224)     (30,825)     (44,195)     (58,713)     (57,520)     (13,658)       (13,817)
Annual commissions....................        (215)        (312)      (1,158)      (2,658)      (4,613)        (939)        (1,433)
Other income and expenses.............       9,218        9,679        8,801        7,063        7,070        1,768          2,270
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
PRETAX INCOME.........................      46,134       63,512       67,320       64,997       69,308        9,275          4,946
Income tax expense....................     (15,361)     (21,794)     (22,705)     (25,739)     (24,252)      (3,449)        (1,600)
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
Income from continuing operations.....      30,773       41,718       44,615       39,258       45,056        5,826          3,346
Net income of subsidiaries sold to
 affiliates...........................       1,312           --           --           --           --           --             --
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
INCOME BEFORE CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING FOR INCOME
 TAXES................................      32,085       41,718       44,615       39,258       45,056        5,826          3,346
Cumulative effect of change in
 accounting for income taxes..........          --           --      (20,463)          --           --           --             --
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
NET INCOME............................ $    32,085  $    41,718  $    24,152  $    39,258  $    45,056  $     5,826  $       3,346
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------


                                                              AT SEPTEMBER 30,                               AT DECEMBER 31,
                                       ---------------------------------------------------------------  --------------------------
                                          1992         1993         1994         1995         1996         1995          1996
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
                                                                             (IN THOUSANDS)
FINANCIAL POSITION
Investments........................... $ 2,126,899  $ 2,093,100  $ 1,632,072  $ 2,114,908  $ 2,329,232  $ 1,964,418  $   2,703,683
Variable annuity assets...............   3,284,507    4,170,275    4,486,703    5,230,246    6,311,557    5,418,534      6,784,374
Deferred acquisition costs............     288,264      336,677      416,289      383,069      443,610      379,922        461,637
Other assets..........................      91,588       71,337       67,062       55,474      120,136       81,466         76,014
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
TOTAL ASSETS.......................... $ 5,791,258  $ 6,671,389  $ 6,602,126  $ 7,783,697  $ 9,204,535  $ 7,844,340  $  10,025,708
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
Reserves for fixed annuity
 contracts............................ $ 1,735,565  $ 1,562,136  $ 1,437,488  $ 1,497,052  $ 1,789,962  $ 1,473,964  $   2,024,873
Reserves for guaranteed investment
 contracts............................          --           --           --      277,095      415,544      277,167        420,871
Variable annuity liabilities..........   3,284,507    4,170,275    4,486,703    5,230,246    6,311,557    5,418,534      6,784,374
Other reserves, payables and accrued
 liabilities..........................     398,045      495,308      195,134      227,953       96,196       79,466        157,622
Subordinated notes payable to
 Parent...............................      15,500       34,432       34,712       35,832       35,832       35,832         35,903
Deferred income taxes.................      35,163       38,145       64,567       73,459       70,189       72,934         71,943
Shareholder's equity..................     322,478      371,093      383,522      442,060      485,255      486,443        530,122
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
TOTAL LIABILITIES AND SHAREHOLDER'S
 EQUITY............................... $ 5,791,258  $ 6,671,389  $ 6,602,126  $ 7,783,697  $ 9,204,535  $ 7,844,340  $  10,025,708
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------
                                       -----------  -----------  -----------  -----------  -----------  -----------  -------------

  [LOGO]

Management's Discussion and Analysis of Financial Condition and Results of Operations



Management's discussion and analysis of financial condition and results of operations of Anchor National Life Insurance Company (the "Company") for the three years in the period ended September 30, 1996 follows. In connection with, and because it desires to take advantage of, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers regarding certain forward-looking statements contained in the following discussion and in any other statements made by, or on behalf of, the Company, whether or not in future filings with the Securities and Exchange Commission (the "SEC"). Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. In particular, statements using verbs such as "expect," "anticipate," "believe" or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements which represent the Company's beliefs concerning future or projected levels of sales of the Company's products, investment spreads or yields, or the earnings or profitability of the Company's activities.



Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company's control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Whether or not actual results differ materially from the forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and changes in interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Company specifically, such as credit, volatility, and other risks associated with the Company's investment portfolio, and other factors. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the SEC. The Company disclaims any obligation to update forward-looking information.



RESULTS OF OPERATIONS FOR THE FISCAL YEARS 1994, 1995 AND 1996



INCOME BEFORE CUMULATIVE EFFECTIVE OF CHANGE IN ACCOUNTING FOR INCOME TAXES totaled $45.1 million in 1996, compared with $39.3 million in 1995 and $44.6 million in 1994. The cumulative effect of the change in accounting for income taxes resulting from the 1994 implementation of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," amounted to a nonrecurring non-cash charge of $20.5 million. Accordingly, net income amounted to $24.1 million in 1994.



PRETAX INCOME totaled $69.3 million in 1996, $65.0 million in 1995, and $67.3 million in 1994. The $4.3 million improvement in 1996 over 1995 primarily resulted from increased net investment income and significantly increased fee income partially offset by increased net realized investment losses and additional general and administrative expenses. The $2.3 million decline in 1995 over 1994 primarily resulted from additional amortization of deferred acquisition costs, increased general and administrative expenses and decreased net investment income, partially offset by decreased net realized investment losses.



NET INVESTMENT INCOME, which is the spread between the income earned on invested assets and the interest paid on fixed annuities and other interest-bearing liabilities, totaled $56.8 million in 1996, $50.1 million in 1995 and $59.0 million in 1994. These amounts represent 2.59% on average invested assets (computed on a daily basis) of $2.19 billion in 1996, 2.95% on average invested assets of $1.70 billion in 1995 and 3.78% on average invested assets of $1.56 billion in 1994.



Net investment income also includes the effect of income earned on the excess of average invested assets over average interest-bearing liabilities. This excess amounted to $142.9 million in 1996, $108.4 million in 1995 and $49.5 million in 1994. The difference between the Company's yield on average invested assets and the rate paid on average interest-bearing liabilities was 2.25% in 1996, 2.63% in 1995 and 3.64% in 1994.



Investment income and the related yields on average invested assets totaled $164.6 million or 7.50% in 1996, compared with $129.5 million or 7.62% in 1995 and $127.8 million or 8.20% in 1994.



Investment income rose during 1996 as a result of higher levels of average invested assets, partially offset by reduced

                                                                          [LOGO]

investment yields. Investment yields were lower in 1996 because of a generally declining interest rate environment since early 1995 and lower contributions from the Company's investments in partnerships. Partnership income totaled $4.1 million in 1996, $5.1 million in 1995 and $9.5 million in 1994. This income represents a yield of 10.12% on average investments in partnerships of $40.2 million in 1996, compared with 10.60% on average investments in partnerships of $48.4 million in 1995 and 23.78% on average investments in partnerships of $39.9 million in 1994. Partnership income is based upon cash distributions received from limited partnerships, the operations of which the Company does not significantly influence. Consequently, such income is not predictable and there can be no assurance that the Company will realize comparable levels of such income in the future.



The decline in investment yield in 1995 compared with 1994 is primarily due to lower contributions from the Company's investments in partnerships and a significant decline from the $3.7 million of yield enhancement recorded in 1994 through the Company's use of dollar roll transactions ("Dollar Rolls"). Although the Company continues to use Dollar Rolls, their use did not have a significant impact on investment income in 1995 or 1996.



Total interest expense aggregated $107.8 million in 1996, $79.4 million in 1995 and $68.8 million in 1994. The average rate paid on all interest-bearing liabilities increased to 5.25% (5.11% on fixed annuity contracts and 5.87% on guaranteed investment contracts ("GICs")) in 1996, compared with 4.99% (4.90% on fixed annuity contracts and 6.14% on GICs) in 1995 and 4.56% (4.50% on fixed annuity contracts) in 1994. Interest-bearing liabilities averaged $2.05 billion during 1996, compared with $1.59 billion during 1995 and $1.51 billion during 1994.



The increase in the average rates paid on all interest-bearing liabilities during 1996 primarily resulted from the growth in average reserves for GICs, which credit at higher rates of interest than fixed annuity contracts. Average GIC reserves were $340.5 million in 1996 and $60.8 million in 1995. The increase in average crediting rates in 1995 resulted from higher crediting rates on fixed annuity contracts as interest rates rose from the low levels experienced in 1994.



The growth in average invested assets since 1994 primarily reflects sales of the Company's fixed-rate products, consisting of both fixed accounts of variable annuity products and GICs. Fixed annuity premiums totaled $741.8 million in 1996, compared with $284.4 million in 1995 and $140.7 million in 1994. These increased premiums resulted from greater inflows into the one-year fixed account of the Company's Polaris variable annuity product.



GIC premiums totaled $135.0 million in 1996 and $275.0 million in 1995. In 1995, the Company began to issue GICs, which guarantee the payment of principal and interest at fixed or variable rates for a term of one year. The Company's GICs that are purchased by asset management firms either prohibit withdrawals or permit withdrawals with notice ranging from 90 to 270 days. Contracts that are purchased by banks or state and local governmental authorities either prohibit withdrawals or permit scheduled book value withdrawals subject to terms of the underlying indenture or agreement. In pricing GICs, the Company analyzes cash flow information and prices accordingly so that it is compensated for possible withdrawals prior to maturity.



NET REALIZED INVESTMENT LOSSES totaled $13.4 million in 1996, $4.4 million in 1995 and $33.7 million in 1994. Net realized investment losses include impairment writedowns of $16.0 million in 1996, $4.8 million in 1995 and $14.2 million in 1994. Therefore, net gains from sales of investments totaled $2.6 million in 1996 and $0.4 million in 1995. In 1994, the Company incurred $19.5 million of net losses from sales of investments.



Net gains from sales of investments in 1996 include $4.1 million of net gains realized on $1.27 billion of sales of bonds and $288.6 million of redemptions of bonds. Net gains from sales of investments in 1995 include a $4.4 million gain on sales of real estate, common stock and other invested assets offset by $4.0 million of net losses realized on $1.11 billion of sales of bonds. Net losses from sales of investments in 1994 include $17.3 million of net losses realized on $673.6 million of sales of bonds. These bond sales include approximately $289.3 million of sales of MBSs made primarily to acquire other MBSs that were then used in Dollar Rolls. Sales of investments are generally made to maximize total return.



Impairment writedowns in 1996 include $13.4 million of provisions applied to certain real estate owned in Arizona on December 31, 1995. Prior to that date, the statutory carrying value of this real estate had been guaranteed by the Company's ultimate parent, SunAmerica Inc. ("SunAmerica"). On December 31, 1995, SunAmerica made a $27.4 million capital contribution to the Company through the Company's direct parent in exchange for the termination of its guaranty with respect to this real estate. Accordingly, the Company reduced

  [LOGO]

the carrying value of this real estate to estimated fair value to reflect the termination of the guaranty. (SunAmerica's guaranty of the statutory carrying value of the Company's other real estate owned in Arizona was fully terminated on December 31, 1996).



Impairment writedowns in 1995 include $2.0 million of additional provisions applied to defaulted bonds and $1.8 million of additional provisions applied to certain interest-only strips ("IOs"). IOs, a type of MBS used as an asset-liability matching tool to hedge against rising interest rates, are investment grade securities that give the holder the right to receive only the interest payments on a pool of underlying mortgage loans. At September 30, 1996, the amortized cost of the IOs held by the Company was $2.6 million and their fair value was $3.7 million. Impairment writedowns in 1994 of $14.2 million reflect additional provisions applied to bonds, primarily made in response to the adverse impact of declining interest rates on certain MBSs.



Impairment writedowns represent 0.73%, 0.28% and 0.91% of average invested assets in 1996, 1995 and 1994, respectively. Such writedowns are based upon estimates of the net realizable value of the applicable assets. Actual realization will be dependent upon future events.



VARIABLE ANNUITY FEES are based on the market value of assets supporting variable annuity contracts in separate accounts. Such fees totaled $104.0 million in 1996, $84.2 million in 1995 and $79.1 million in 1994. Increases in variable annuity fees in 1996 and 1995 reflect growth in average variable annuity assets, principally due to increased market values and the receipt of variable annuity premiums, partially offset by surrenders. Variable annuity assets averaged $5.70 billion during 1996, $4.65 billion during 1995 and $4.40 billion during 1994. Variable annuity premiums, which exclude premiums allocated to the fixed accounts of variable annuity products, totaled $919.8 million in 1996, $577.2 million in 1995 and $769.6 million in 1994. The increase in premiums in 1996 may be attributed, in part, to a heightened demand for equity investments, principally as a result of generally improved market performance. The decline in premiums in 1995 may be attributed, in part, to a heightened demand for fixed-rate investment options, including the fixed accounts of variable annuities. The Company has encountered increased competition in the variable annuity marketplace during recent years and anticipates that the market will remain highly competitive for the foreseeable future.



NET RETAINED COMMISSIONS are primarily derived from commissions on the sales of nonproprietary investment products by the Company's broker-dealer subsidiary, after deducting the substantial portion of such commissions that is passed on to registered representatives. Net retained commissions totaled $31.5 million in 1996, $24.1 million in 1995 and $20.8 million in 1994. Broker-dealer sales (mainly sales of general securities, mutual funds, and annuities) totaled $8.75 billion in 1996, $5.67 billion in 1995 and $5.21 billion in 1994. The significant increases in sales and net retained commissions during 1996 reflect a greater number of registered representatives and higher average production, combined with generally favorable market conditions. Increases in net retained commissions may not be proportionate to increases in sales primarily due to differences in sales mix.



ASSET MANAGEMENT FEES, which include investment advisory fees and 12b-1 distribution fees, are based on the market value of assets managed in mutual funds by SunAmerica Asset Management Corp. Such fees totaled $25.4 million on average assets managed of $2.14 billion in 1996, $26.9 million on average assets managed of $2.07 billion in 1995 and $31.3 million on average assets managed of $2.39 billion in 1994. Asset management fees decreased slightly in 1996, despite a modest increase in average assets managed, principally due to changes in product mix. The decrease in asset management fees during 1995 principally resulted from the decline in average assets managed, primarily due to an excess of redemptions over sales. Redemptions of mutual funds, excluding redemptions of money market accounts, amounted to $379.9 million in 1996, compared with $426.5 million in 1995 and $561.0 million in 1994. Sales of mutual funds, excluding sales of money market accounts, amounted to $223.4 million in 1996, compared with $140.2 million in 1995 and $342.6 million in 1994. Higher mutual fund sales and lower redemptions in 1996 both reflect the combined effects of additional advertising, the favorable performance records of certain of the Company's mutual funds and heightened demand for equity investments, principally as a result of improved market performance.



SURRENDER CHARGES on fixed and variable annuities totaled $5.2 million in 1996, $5.9 million in 1995 and $5.0 million in 1994. Surrender charges generally are assessed on annuity withdrawals at declining rates during the first five to seven years of the contract. Withdrawal payments, which include surrenders and lump-sum annuity benefits, totaled $898.0 million in 1996, $908.9 million in 1995 and $723.9 million in 1994. These payments represent 12.4%, 15.1% and

                                                                          [LOGO]

12.5%, respectively, of average fixed and variable annuity reserves. Withdrawals include variable annuity payments from the separate accounts totaling $634.1 million in 1996, $646.4 million in 1995 and $459.1 million in 1994. Such variable annuity surrenders represent 11.2%, 14.0% and 10.5%, respectively, of average variable annuity liabilities in 1996, 1995 and 1994. Variable annuity surrender rates increased in 1995 primarily due to surrenders on a closed block of business, policies coming off surrender charge restrictions and increased competition in the marketplace. Fixed annuity surrenders have remained relatively constant, totaling $263.8 million in 1996, $262.4 million in 1995 and $264.8 million in 1994. Management anticipates that withdrawal rates will remain relatively stable for the foreseeable future.



GENERAL AND ADMINISTRATIVE EXPENSES totaled $80.0 million in 1996, compared with $61.6 million in 1995 and $52.6 million in 1994. Expenses in 1996 include expenses related to a national advertising campaign, as well as additional administrative expenses related to a growing block of business. Expenses remain closely controlled through a company-wide cost containment program and represent approximately 1% of average total assets.



AMORTIZATION OF DEFERRED ACQUISITION COSTS totaled $57.5 million in 1996, $58.7 million in 1995 and $44.2 million in 1994. The decline in amortization for 1996 is due to lower redemptions of mutual funds from the rate experienced in 1995, partially offset by additional fixed and variable annuity and mutual fund sales in recent years and the subsequent amortization of related deferred commissions and other acquisition costs. The increase in amortization in 1995 was primarily caused by the substantial reduction in net realized capital losses from the level experienced in 1994.



ANNUAL COMMISSIONS represent renewal commissions paid quarterly in arrears to maintain the persistency of certain of the Company's variable annuity contracts. Substantially all of the Company's currently available variable annuity products allow for an annual commission payment option in return for a lower immediate commission. Annual commissions totaled $4.6 million in 1996, $2.7 million in 1995 and $1.2 million in 1994. The increase in annual commissions since 1994 reflects increased sales of annuities that offer this commission option. The Company estimates that during 1996 approximately 35% of the average balances of its variable annuity products are currently subject to such annual commissions. Based on current sales, this percentage is expected to increase in future periods.



INCOME TAX EXPENSE totaled $24.3 million in 1996, $25.7 million in 1995 and $22.7 million in 1994, representing effective tax rates of 35% in 1996, 40% in 1995 and 34% in 1994. The increase in the effective tax rate in 1995 was due to a prior year tax settlement. Without such payment, the effective tax rate would have been 33%.



FINANCIAL CONDITION AND LIQUIDITY AT SEPTEMBER 30, 1996



SHAREHOLDER'S EQUITY increased by $43.2 million to $485.3 million at September 30, 1996 from $442.1 million at September 30, 1995, primarily as a result of the $45.1 million of net income recorded in 1996 and a $0.2 million reduction of net unrealized losses on debt and equity securities available for sale charged directly to shareholder's equity. In addition, the Company received a contribution of capital of $27.4 million in December 1995 and paid a dividend of $29.4 million in March 1996.



TOTAL ASSETS increased by $1.42 billion to $9.20 billion at September 30, 1996 from $7.78 billion at September 30, 1995, principally due to a $1.08 billion increase in the separate accounts for variable annuities and a $214.3 million increase in invested assets.



INVESTED ASSETS at year end totaled $2.33 billion in 1996, compared with $2.11 billion in 1995. This $214.3 million increase primarily resulted from a $208.2 million increase in amounts receivable from brokers for sales of securities.



The Company manages most of its invested assets internally. The Company's general investment philosophy is to hold fixed maturity assets for long-term investment. Thus, it does not have a trading portfolio. Effective December 1, 1995, pursuant to guidelines issued by the Financial Accounting Standards Board, the Company determined that all of its portfolio of bonds, notes and redeemable preferred stocks (the "Bond Portfolio") is available to be sold in response to changes in market interest rates, changes in prepayment risk, the Company's need for liquidity and other similar factors. Accordingly, the Company no longer classifies a portion of its Bond Portfolio as held for investment.



THE BOND PORTFOLIO had an aggregate amortized cost that exceeded its fair value by $13.8 million at September 30, 1996, compared with $3.7 million at September 30, 1995 (including net unrealized losses of $10.8 million on the portion of the portfolio that was designated as available for sale at

  [LOGO]

September 30, 1995). The increase in net unrealized losses on the Bond Portfolio since September 30, 1995, principally reflects the higher prevailing interest rates at September 30, 1996 and their corresponding effect on the fair value of the Bond Portfolio.



All of the Bond Portfolio ($1.99 billion at amortized cost, excluding $9.1 million of redeemable preferred stocks) at September 30, 1996 was rated by Standard & Poor's Corporation ("S&P"), Moody's Investors Service ("Moody's"), Duff and Phelps Credit Rating Co. ("DCR"), Fitch Investors Service, L.P. ("Fitch") or under comparable statutory rating guidelines established by the National Association of Insurance Commissioners ("NAIC") and implemented by either the NAIC or the Company. At September 30, 1996, approximately $1.83 billion of the Bond Portfolio (at amortized cost) was rated investment grade by one or more of these agencies or by the Company or the NAIC, pursuant to applicable NAIC guidelines, including $1.05 billion of U.S. government/agency securities and MBSs.



At September 30, 1996, the Bond Portfolio included $160.8 million (fair value, $160.2 million) of bonds not rated investment grade by S&P, Moody's, DCR, Fitch or the NAIC. Based on their September 30, 1996 amortized cost, these non-investment-grade bonds accounted for 1.8% of the Company's total assets and 6.9% of its invested assets.



Non-investment-grade securities generally provide higher yields and involve greater risks than investment-grade securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment-grade issuers. In addition, the trading market for these securities is usually more limited than for investment-grade securities. The
Company intends that the proportion of its portfolio in such securities not exceed current levels, but its policies may change from time to time, including in connection with any possible acquisition. The Company had no material concentrations of non-investment-grade securities at September 30, 1996.



The table on the following page summarizes the Company's rated bonds by rating classification as of September 30, 1996.

                                                                          [LOGO]

                      RATED BONDS BY RATING CLASSIFICATION
                             (Dollars in thousands)



                                                          ISSUES NOT RATED BY S&P/ MOODY'S/
         ISSUES RATED BY S&P/MOODY'S/DCR/FITCH               DCR/FITCH, BY NAIC CATEGORY                      TOTAL
-------------------------------------------------------  -----------------------------------  -------------------------------------
S&P/(MOODY'S)/                                             NAIC                                            PERCENT OF
[DCR]/{FITCH}                   AMORTIZED    ESTIMATED   CATEGORY    AMORTIZED    ESTIMATED    AMORTIZED    INVESTED     ESTIMATED
CATEGORY (1)                      COST      FAIR VALUE      (2)        COST      FAIR VALUE      COST      ASSETS (3)   FAIR VALUE
------------------------------ -----------  -----------  ---------  -----------  -----------  -----------  -----------  -----------
AAA+ to A-
  (Aaa to A3)
  [AAA to A-]
  {AAA to A-}................. $ 1,345,960  $ 1,333,515         1   $  125,115   $  125,046   $ 1,471,075       62.81%  $ 1,458,561
BBB+ to BBB-
  (Baal to Baa3)
  [BBB+ to BBB-]
  {BBB+ to BBB-}..............     226,312      226,191         2      133,773      133,698       360,085       15.38       359,889
BB+ to BB-
  (Ba1 to Ba3)
  [BB+ to BB-]
  {BB+ to BB-}................      30,023       30,368         3        5,597        5,597        35,620        1.52        35,965
B+ to B-
  (B1 to B3)
  [B+ to B-]
  {B+ to B-}..................      87,580       90,468         4       17,136       18,089       104,716        4.47       108,557
CCC+ to C
  (Caa to C)
  [CCC]
  {CCC+ to C-}................      19,847       15,018         5       --           --            19,847        0.85        15,018
C1 to D
  [DD]
  {D}.........................     --           --              6          618          618           618        0.03           618
                               -----------  -----------             -----------  -----------  -----------               -----------
Total rated issues             $ 1,709,722  $ 1,695,560             $  282,239   $  283,048   $ 1,991,961               $ 1,978,608
                               -----------  -----------             -----------  -----------  -----------               -----------
                               -----------  -----------             -----------  -----------  -----------               -----------



------------------------------


(1) S&P and Fitch rate debt securities in rating categories ranging from AAA (the highest) to D (in payment default). A plus (+) or minus (-) indicates the debt's relative standing within the rating category. A security rated BBB- or higher is considered investment grade. Moody's rates debt securities in rating categories ranging from Aaa (the highest) to C (extremely poor prospects of ever attaining any real investment standing). The number 1, 2 or 3 (with 1 the highest and 3 the lowest) indicates the debt's relative standing within the rating category. A security rated Baa3 or higher is considered investment grade. DCR rates debt securities in rating categories ranging from AAA (the highest) to DD (in payment default). A plus (+) or minus (-) indicates the debt's relative standing within the rating category. A security rated BBB- or higher is considered investment grade. Issues are categorized based on the highest of the S&P, Moody's, DCR and Fitch ratings if rated by multiple agencies.



(2) Bonds and short-term promissory instruments are divided into six quality categories for NAIC rating purposes, ranging from 1 (highest) to 5 (lowest) for nondefaulted bonds plus one category, 6, for bonds in or near default. These six categories correspond with the S&P/Moody's/DCR/Fitch rating groups listed above, with categories 1 and 2 considered investment grade. A substantial portion of the assets in the NAIC categories were rated by the Company pursuant to applicable of NAIC rating guidelines.



(3) At amortized cost.

  [LOGO]

SENIOR SECURED LOANS ("Secured Loans") are included in the Bond Portfolio and their amortized cost aggregated $200.8 million at September 30, 1996. Secured Loans are senior to subordinated debt and equity, and are secured by assets of the issuer. At September 30, 1996, Secured Loans consisted of loans to 52 borrowers spanning 20 industries, with 22% of these assets (at amortized cost) concentrated in the leisure industry. No other industry concentration constituted more than 9% of these assets.



While the trading market for Secured Loans is more limited than for publicly traded corporate debt issues, management believes that participation in these transactions has enabled the Company to improve its investment yield. Although, as a result of restrictive financial covenants, Secured Loans involve greater risk of technical default than do publicly traded investment-grade securities, management believes that the risk of loss upon default for its Secured Loans is mitigated by their financial covenants and senior secured positions. The Company's Secured Loans are rated by S&P, Moody's, DCR, Fitch or by the Company or the NAIC, pursuant to comparable statutory rating guidelines established by the NAIC.



MORTGAGE LOANS aggregated $98.3 million at September 30, 1996 and consisted of 17 first mortgage loans with an average loan balance of approximately $5.8 million, collateralized by properties located in 11 states. At September 30, 1996, the Company had no concentrations in any single state or in any single type of property that amounted to more than 23% of the mortgage loan portfolio. At September 30, 1996, there were four loans with outstanding balances of $10 million or more, the largest of which had a balance of approximately $21 million, which collectively aggregated approximately 61% of the portfolio. At September 30, 1996, approximately 33% of the mortgage loan portfolio consisted of loans with balloon payments due before October 1, 1999. At September 30, 1996, loans delinquent by more than 90 days totaled $1.5 million (1.6% of total mortgages). There were no loans foreclosed upon and transferred to real estate in the balance sheet during 1996. At September 30, 1996, mortgage loans having an aggregate carrying value of $21.3 million had been previously restructured. Of this amount, $16.5 million was restructured during 1995 and $4.8 million was restructured during 1992. No mortgage loans were restructured during 1996.



Approximately 62% of the mortgage loans in the portfolio at September 30, 1996 were seasoned loans underwritten to the Company's standards and purchased at or near par from another financial institution which was downsizing its portfolio. Such loans generally have higher average interest rates than loans that could be originated today. The balance of the mortgage loan portfolio has been originated by the Company under strict underwriting standards. Commercial mortgage loans on properties such as offices, hotels and shopping centers generally represent a higher level of risk than do mortgage loans secured by multifamily residences. This greater risk is due to several factors, including the larger size of such loans and the effects of general economic conditions on these commercial properties. However, due to the seasoned nature of the Company's mortgage loans and its strict underwriting standards, the Company believes that it has reduced the risk attributable to its mortgage loan portfolio while maintaining attractive yields.



REAL ESTATE aggregated $39.7 million at September 30, 1996 and consisted of non-income producing land in the Phoenix, Arizona metropolitan area. Of this amount, the Company has undertaken to dispose of $28.4 million during the next year, either to affiliated or nonaffiliated parties, and SunAmerica the ultimate parent, has guaranteed that the Company will receive its statutory carrying value of these assets. (This guaranty was terminated on December 31, 1996-See "Results of Operations for the First Three Months of Fiscal 1997").



OTHER INVESTED ASSETS aggregated $77.9 million at September 30, 1996, including $45.1 million of investments in limited partnerships and an aggregate of $32.8 million of miscellaneous investments, including policy loans, residuals, separate account investments, and leveraged leases. The Company's limited partnership interests, accounted for by using the cost method of accounting, invest mainly in equity securities.



ASSET-LIABILITY MATCHING is utilized by the Company to minimize the risks of interest rate fluctuations and disintermediation. The Company believes that its fixed-rate liabilities should be backed by a portfolio principally composed of fixed maturities that generate predictable rates of return. The Company does not have a specific target rate of return. Instead, its rates of return vary over time depending on the current interest rate environment, the slope of the yield curve, the spread at which fixed maturities are priced over the yield curve and general competitive conditions within the industry.

                                                                          [LOGO]

Its portfolio strategy is designed to achieve adequate risk-adjusted returns consistent with its investment objectives of effective asset-liability matching, liquidity and safety.



The Company designs its fixed-rate products and conducts its investment operations in order to closely match the duration of the assets in its investment portfolio to its annuity and GIC obligations. The Company seeks to achieve a predictable spread between what it earns on its assets and what it pays on its liabilities by investing principally in fixed-rate securities. The Company's fixed-rate products incorporate surrender charges or other limitations on when contracts can be surrendered for cash to encourage persistency. Approximately 63% of the Company's fixed annuity and GIC reserves had surrender penalties or other restrictions at September 30, 1996.



As part of its asset-liability matching discipline, the Company conducts detailed computer simulations that model its fixed-maturity assets and liabilities under commonly used stress-test interest rate scenarios. Based on the results of these computer simulations, the investment portfolio has been constructed with a view to maintaining a desired investment spread between the yield on portfolio assets and the rate paid on its reserves under a variety of possible future interest rate scenarios. At September 30, 1996 the weighted average life of the Company's investments was approximately five years and the duration was approximately three. Weighted average life is the average time to receipt of all principal, incorporating the effects of scheduled amortization and expected prepayments, weighted by book value. Duration is a common option-adjusted measure for the price sensitivity of a fixed-income portfolio to changes in interest rates. It measures the approximate percentage change in market value of a portfolio if interest rates change by 100 basis points, recognizing the changes in portfolio cashflows resulting from embedded options such as prepayments and bond calls.



As a component of its investment strategy, the Company utilizes interest rate swap agreements ("Swap Agreements") to match assets more closely to liabilities. Swap Agreements are agreements to exchange with a counterparty interest rate payments of differing character (for example, variable-rate payments exchanged for fixed-rate payments) based on an underlying principal balance (notional principal) to hedge against interest rate changes. The Company typically utilizes Swap Agreements to create a hedge that effectively converts floating-rate assets and liabilities into fixed-rate instruments.



The Company also seeks to provide liquidity from time to time by using reverse repurchase agreements ("Reverse Repos"), Dollar Rolls and by investing in MBSs. It also seeks to enhance its spread income by using Reverse Repos and Dollar Rolls. Reverse Repos involve a sale of securities and an agreement to repurchase the same securities at a later date at an agreed upon price and are generally over-collateralized. Dollar Rolls are similar to Reverse Repos except that the repurchase involves securities that are only substantially the same as the securities sold and the arrangement is not collateralized, nor is it governed by a repurchase agreement. MBSs are generally investment-grade securities collateralized by large pools of mortgage loans. MBSs generally pay principal and interest monthly. The amount of principal and interest payments may fluctuate as a result of prepayments of the underlying mortgage loans.



There are risks associated with some of the techniques the Company uses to provide liquidity, enhance its spread income and match its assets and liabilities. The primary risk associated with the Company's Dollar Rolls, Reverse Repos and Swap Agreements is counterparty risk. The Company believes, however, that the counterparties to its Dollar Rolls, Reverse Repos and Swap Agreements are financially responsible and that the counterparty risk associated with those transactions is minimal. Counterparty risk associated with Dollar Rolls is further mitigated by the Company's participation in an MBS trading clearinghouse. The sell and buy transactions that are submitted to this clearinghouse are marked to market on a daily basis and each participant is required to over-collateralize its net loss position by 30% with either cash, letters of credit or government securities. In addition to counterparty risk, Swap Agreements also have interest rate risk. However, the Company's Swap Agreements typically hedge variable-rate assets or liabilities, and interest rate fluctuations that adversely affect the net cash received or paid under the terms of a Swap Agreement would be offset by increased interest income earned on the variable-rate assets or reduced interest expense paid on the variable-rate liabilities. The primary risk associated with MBSs is that a changing interest rate environment might cause prepayment of the underlying obligations at speeds slower or faster than anticipated at the time of their purchase.



INVESTED ASSETS EVALUATION routinely includes a review by the Company of its portfolio of debt securities. Management identifies monthly those investments that require additional monitoring and carefully reviews the carrying value of such investments at least quarterly to determine whether

  [LOGO]

specific investments should be placed on a nonaccrual basis and to determine declines in value that may be other than temporary. In making these reviews for bonds, management principally considers the adequacy of collateral (if any), compliance with contractual covenants, the borrower's recent financial performance, news reports and other externally generated information concerning the creditor's affairs. In the case of publicly traded bonds, management also considers market value quotations, if available. For mortgage loans, management generally considers information concerning the mortgaged property and, among other things, factors impacting the current and expected payment status of the loan and, if available, the current fair value of the underlying collateral.



The carrying values of bonds that are determined to have declines in value that are other than temporary are reduced to net realizable value and no further accruals of interest are made. The valuation allowances on mortgage loans are based on losses expected by management to be realized on transfers of mortgage loans to real estate, on the disposition and settlement of mortgage loans and on mortgage loans that management believes may not be collectible in full. Accrual of interest is suspended when principal and interest payments on mortgage loans are past due more than 90 days.



DEFAULTED INVESTMENTS, comprising all investments that are in default as to the payment of principal or interest, totaled $3.1 million at September 30, 1996 (at amortized cost, with a fair value of $2.9 million) including $1.6 million of bonds and notes and $1.5 million of mortgage loans. At September 30, 1996, defaulted investments constituted 0.1% of total invested assets. At September 30, 1995, defaulted investments totaled $5.0 million which constituted 0.2% of total invested assets.



SOURCES OF LIQUIDITY are readily available to the Company in the form of the Company's existing portfolio of cash and short-term investments, Reverse Repo capacity on invested assets and, if required, proceeds from invested asset sales. At September 30, 1996, approximately $936.8 million of the Company's Bond Portfolio had an aggregate unrealized gain of $20.1 million, while approximately $1.06 billion of the Bond Portfolio had an aggregate unrealized loss of $33.9 million. In addition, the Company's investment portfolio currently provides approximately $21.6 million of monthly cash flow from scheduled principal and interest payments.



Management is aware that prevailing market interest rates may shift significantly and has strategies in place to manage either an increase or decrease in prevailing rates. In a rising interest rate environment, the Company's average cost of funds would increase over time as it prices its new and renewing annuities and GICs to maintain a generally competitive market rate. Management would seek to place new funds in investments that were matched in duration to, and higher yielding than, the liabilities assumed. The Company believes that liquidity to fund withdrawals would be available through incoming cash flow, the sale of short-term or floating-rate instruments or Reverse Repos on the Company's substantial MBS segment of the Bond Portfolio, thereby avoiding the sale of fixed-rate assets in an unfavorable bond market.



In a declining rate environment, the Company's cost of funds would decrease over time, reflecting lower interest crediting rates on its fixed annuities and GICs. Should increased liquidity be required for withdrawals, the Company believes that a significant portion of its investments could be sold without adverse consequences in light of the general strengthening that would be expected in the bond market.



RESULTS OF OPERATIONS FOR THE FIRST THREE MONTHS OF FISCAL 1997



NET INCOME totaled $3.3 million for the three months ended December 31, 1996 ("Fiscal 1997"), compared with $5.8 million for the three months ended December 31, 1995 ("Fiscal 1996").



PRETAX INCOME totaled $4.9 million in Fiscal 1997 and $9.3 million in Fiscal 1996. This $4.4 million decline primarily resulted from increased net realized investment losses and general and administrative expenses, partially offset by an increase in fee income.



NET INVESTMENT INCOME totaled $14.5 million in Fiscal 1997 and $14.6 million in Fiscal 1996. These amounts represent 2.32% on average invested assets (computed on a daily basis) of $2.50 billion in Fiscal 1997 and 3.00% on average invested assets of $1.95 billion in Fiscal 1996.



The excess of average invested assets over average interest-bearing liabilities amounted to $150.5 million in Fiscal 1997 and $131.2 million in Fiscal 1996. The difference between the Company's yield on average invested assets and the rate paid on average interest-bearing liabilities was 1.99% in Fiscal 1997 and 2.65% in Fiscal 1996.

                                                                          [LOGO]

Investment income and the related yields on average invested assets totaled $46.7 million or 7.46% in Fiscal 1997, compared with $38.7 million or 7.95% in Fiscal 1996.



Investment income rose during Fiscal 1997 as a result of higher levels of average invested assets, partially offset by reduced investment yields. Investment yields were lower in Fiscal 1997 because of a generally declining interest rate environment since early 1995 and lower contributions from the Company's investments in partnerships. Partnership income totaled $0.7 million in Fiscal 1997 and $1.4 million in Fiscal 1996. This income represents a yield of 6.71% on related average assets of $44.6 million in Fiscal 1997, compared with 11.60% on related average assets of $48.7 million in Fiscal 1996.
Partnership income is based upon cash distributions received from limited partnerships, the operations of which the Company does not significantly influence. Consequently, such income is not predictable and there can be no assurance that the Company will realize comparable levels of such income in the future.



Total interest expense aggregated $32.2 million in Fiscal 1997 and $24.0 million in Fiscal 1996. The average rate paid on all interest-bearing liabilities was 5.47% (5.34% on fixed annuity contracts and 5.81% on GICs) in Fiscal 1997, compared with 5.30% (5.10% on fixed annuity contracts and 6.19% on GICs) in Fiscal 1996. Interest-bearing liabilities averaged $2.35 billion during Fiscal 1997, compared with $1.81 billion during Fiscal 1996.



The increase in the average rates paid on fixed annuity contracts during Fiscal 1997 primarily resulted from the impact of certain promotional one-year interest rates offered on the Company's Polaris variable annuity product. The decline in interest paid on GICs reflects the generally declining interest rate environment and its effect on the variable-rate GIC portfolio.



The growth in average invested assets since 1995 primarily reflects sales of the Company's fixed-rate products, consisting of both fixed accounts of variable annuity products and GICs. Since December 31, 1995, fixed annuity premiums have aggregated $1.04 billion and GIC premiums have totaled $140.0 million. Fixed annuity premiums totaled $362.8 million in Fiscal 1997, compared with $62.5 million in Fiscal 1996. This increase in premiums resulted primarily from greater inflows into the one-year fixed account of the Company's Polaris variable annuity product. The Company has observed that many purchasers of its variable annuity contracts allocate new premiums to the one-year fixed account and concurrently sign up for the option to dollar costs average into the variable fund. Accordingly, the Company anticipates that it will see a large portion of these premiums transferred into the separate accounts.



GIC premiums totaled $5.0 million in Fiscal 1997. There were no GIC premiums in Fiscal 1996.



NET REALIZED INVESTMENT LOSSES totaled $19.1 million in Fiscal 1997 and $12.8 million in Fiscal 1996. Net realized investment losses include impairment writedowns of $16.1 million in Fiscal 1997 and $14.9 million in Fiscal 1996. Therefore, net losses from sales of investments totaled $3.0 million in Fiscal 1997, compared with net gains of $2.1 million in Fiscal 1996.



Impairment writedowns reflect $15.7 million and $14.9 million of provisions applied to non-income producing land in Arizona in Fiscal 1997 and Fiscal 1996, respectively. The statutory carrying value of this land had been guaranteed by the Company's ultimate Parent, SunAmerica. SunAmerica made capital contributions of $28.4 million and $27.4 million on December 31, 1996 and 1995, respectively, to the Company through the Company's direct parent in exchange for the termination of its guaranty with respect to this land. Accordingly, the Company reduced the carrying value of this land to estimated fair value to reflect the termination of the guaranty. SunAmerica's guaranty has been fully terminated. Impairment writedowns, on an annualized basis, represent 2.51% and 3.06% of average invested assets in Fiscal 1997 and 1996, respectively. Such writedowns are based upon estimates of the net realizable value of the applicable assets. Actual realization will be dependent upon future events.



VARIABLE ANNUITY FEES increased to $30.6 million in Fiscal 1997 from $24.3 million in Fiscal 1996. The increase in variable annuity fees in Fiscal 1997 reflects growth in average variable annuity assets, principally due to increased market values and the receipt of variable annuity premiums, partially offset by surrenders. Variable annuity assets averaged $6.60 billion during Fiscal 1997 and $5.29 billion during Fiscal 1996. Variable annuity premiums, which exclude premiums allocated to the fixed accounts of variable annuity products, have aggregated $937.1 million since December 31, 1995. Variable annuity premiums increased to $226.8 million in Fiscal 1997 from $209.5 million in Fiscal 1996. This increase may be

  [LOGO]

attributed, in part, to a heightened demand for equity investments, principally as a result of generally improved market performance.



NET RETAINED COMMISSIONS totaled $7.8 million in Fiscal 1997 and $6.5 million in Fiscal 1996. Broker-dealer sales (mainly sales of general securities, mutual funds and annuities) totaled $2.03 billion in Fiscal 1997 and $1.75 billion in Fiscal 1996. The significant increases in sales and net retained commissions during Fiscal 1997 reflect a greater number of registered representatives and higher average production, combined with generally favorable market conditions.



ASSET MANAGEMENT FEES totaled $6.4 million on average assets managed of $2.21 billion in Fiscal 1997 and $6.5 million on average assets managed of $2.15 billion in Fiscal 1996. Asset management fees decreased slightly in Fiscal 1997, despite a modest increase in average assets managed, principally due to changes in product mix. Sales of mutual funds, excluding sales of money market accounts, have aggregated $249.5 million since December 31, 1995. Mutual fund sales totaled $62.3 million in Fiscal 1997 and $36.3 million in Fiscal 1996. Higher mutual funds sales in Fiscal 1997 include $14.3 million of sales from the Company's "Style Select Series," a product introduced in November 1996. Sales in Fiscal 1997 also reflect the combined effects of additional advertising, increased distribution, the favorable performance records of certain of the Company's mutual funds, and heightened demand for equity investments, principally as a result of improved market performance. Redemptions of mutual funds, excluding redemptions of money market accounts, amounted to $103.7 million in Fiscal 1997 and $97.6 million in Fiscal 1996.



SURRENDER CHARGES on fixed and variable annuities totaled $1.4 million in Fiscal 1997 and $1.3 million in Fiscal 1996. Withdrawal payments, which include surrenders and lump-sum annuity benefits, totaled $238.1 million in Fiscal 1997 and $215.1 million in Fiscal 1996. These payments represent 11.4% and 12.9%, respectively, of the aggregate of average fixed and variable annuity reserves. Withdrawals include variable annuity payments from the separate accounts totaling $176.0 million in Fiscal 1997 and $154.5 million in Fiscal 1996. Approximately 67% of the Company's fixed annuity and GIC reserves had surrender penalties or other restrictions at December 31, 1996. Although variable annuity surrenders have increased, principally as a result of growth in the variable annuity separate accounts, variable annuity withdrawal rates have declined. Variable annuity surrenders represent 10.7% and 11.8%, respectively, of average variable annuity liabilities in Fiscal 1997 and Fiscal 1996. Fixed annuity surrenders have increased slightly to $62.1 million in Fiscal 1997 from $60.6 million in Fiscal 1996 as the fixed annuity reserves have grown. Management anticipates that withdrawal rates will remain relatively stable for the foreseeable future.



GENERAL AND ADMINISTRATIVE EXPENSES totaled $22.3 million in Fiscal 1997, compared with $17.0 million in Fiscal 1996. Expenses in Fiscal 1997 increased primarily due to a growing block of business. Expenses remain closely controlled through a company-wide cost containment program and continue to represent approximately 1% of average total assets on an annualized basis.



AMORTIZATION OF DEFERRED ACQUISITION COSTS totaled $13.8 million in Fiscal 1997 and $13.7 million in Fiscal 1996 and represent for each period, on an annualized basis, approximately 14% of the balance of deferred acquisition costs at the beginning of each period. The slight increase in Fiscal 1997 was primarily due to additional fixed and variable annuity and mutual fund sales and the subsequent amortization of related deferred commissions and other acquisition costs.



ANNUAL COMMISSIONS totaled $1.4 million in Fiscal 1997 and $0.9 million in Fiscal 1996. The increase in annual commissions reflects increased sales of annuities that offer this commission option. The Company estimates that approximately 43% of the average balances of its variable annuity products are currently subject to such annual commissions. Based on current sales, this percentage is expected to increase in future periods.



INCOME TAX EXPENSE totaled $1.6 million in Fiscal 1997 and $3.4 million in Fiscal 1996, representing effective tax rates of 32% and 37%, respectively. The lower rate in Fiscal 1997 is primarily due to the impact of state taxes in the prior year.



FINANCIAL CONDITION AND LIQUIDITY AT DECEMBER 31, 1996



SHAREHOLDER'S EQUITY increased by $44.9 million to $530.1 million at December 31, 1996 from $485.3 million at September 30, 1996, primarily as a result of a $28.4 million capital contribution and $3.3 million of net income recorded in Fiscal 1997. Shareholder's equity at December 31, 1996 was also favorably impacted by the recording of a $7.6 million net

                                                                          [LOGO]

unrealized gain on debt and equity securities available for sale, a $13.1 million improvement over the $5.5 million net unrealized loss recorded at September 30, 1996.



TOTAL ASSETS increased by $821.2 million to $10.03 billion at December 31, 1996 from $9.20 billion at September 30, 1996, principally due to a $472.8 million increase in the separate accounts for variable annuities and a $374.5 million increase in invested assets.



INVESTED ASSETS at December 31, 1996 totaled $2.70 billion, compared with $2.33 billion at September 30, 1996. This $374.5 million increase primarily resulted from the sales of fixed annuities and a net increase in the amount payable to brokers for purchases of securities.



THE BOND PORTFOLIO had an aggregate fair value that exceeded its amortized cost by $17.0 million at December 31, 1996. At September 30, 1996, the amortized cost of the Bond Portfolio exceeded its fair value by $13.8 million. The net unrealized gain on the Bond Portfolio since September 30, 1996 principally reflects the lower relative prevailing interest rates at December 31, 1996 and their corresponding effect on the fair value of the Bond Portfolio.



All of the Bond Portfolio ($2.26 billion at amortized cost, excluding $6.5 million of redeemable preferred stocks), at December 31, 1996 was rated by S&P, Moody's, DCR, Fitch or under comparable statutory rating guidelines established by the NAIC and implemented by either the NAIC or the Company. At December 31, 1996, approximately $2.06 billion of the Bond Portfolio (at amortized cost) was rated investment grade by one or more of these agencies or by the Company or the NAIC, pursuant to applicable NAIC guidelines, including $1.13 billion of U.S. government/agency securities and MBSs.



At December 31, 1996, the Bond Portfolio included $198.9 million (fair value, $202.8 million) of bonds not rated investment grade by S&P, Moody's, DCR, Fitch or the NAIC. Based on their December 31, 1996 amortized cost, these non-investment-grade bonds accounted for 2.0% of the Company's total assets and 7.4% of invested assets. The Company had no material concentrations of non-investment-grade securities at December 31, 1996.



SENIOR SECURED LOANS are included in the Bond Portfolio and their amortized cost aggregated $201.4 million at December 31, 1996. At December 31, 1996, Secured Loans consisted of loans to 65 borrowers spanning 22 industries, with 12.7% of these assets (at amortized cost) concentrated in the air transport industry. No other industry concentration constituted more than 11.7% of these assets.



MORTGAGE LOANS aggregated $120.7 million at December 31, 1996 and consisted of 22 first mortgage loans with an average loan balance of approximately $5.5 million, collateralized by properties located in 13 states. At December 31, 1996, the Company had no concentrations in any single state or in any single type of property that amounted to more than 24% of the mortgage loan portfolio. At December 31, 1996, there were four loans with outstanding balances of $10 million or more, the largest of which had a balance of approximately $20.5 million, which collectively aggregated approximately 49% of the portfolio. At December 31, 1996, approximately 26% of the mortgage loan portfolio consisted of loans with balloon payments due before January 1, 2000. During Fiscal 1997 and Fiscal 1996, loans delinquent by more than 90 days, foreclosed loans and restructured loans have not been significant in relation to the portfolio.



Approximately 49% of the mortgage loans in the portfolio at December 31, 1996 were seasoned loans underwritten to the Company's standards and purchased at or near par from another financial institution which was downsizing its portfolio.



OTHER INVESTED ASSETS aggregated $77.5 million at December 31, 1996, including $45.6 million of investments in limited partnerships and an aggregate of $31.9 million of miscellaneous investments, including policy loans, residuals, separate account investments and leveraged leases. The

Company's limited partnership interests, accounted for by using the cost method of accounting, invest mainly in equity securities.



DEFAULTED INVESTMENTS, comprising all investments that are in default as to the payment of principal or interest, totaled $6.5 million at December 31, 1996 (at amortized cost, with a fair value of $5.4 million) including $5.0 million of bonds and notes and $1.5 million of mortgage loans. At December 31, 1996 defaulted investments constituted 0.2% of total invested assets. At September 30, 1996, defaulted investments totaled $3.1 million, which constituted 0.1% of total invested assets.



SOURCES OF LIQUIDITY are readily available to the Company in the form of the Company's existing portfolio of cash and short-term investments, Reverse Repo capacity on invested assets and, if required, proceeds from invested asset sales. At December 31, 1996, approximately $1.22 billion of the Company's Bond Portfolio had an aggregate unrealized gain of $38.4 million, while approximately $1.04 billion of the Bond Portfolio had an aggregate unrealized loss of $21.4 million. In addition, the Company's investment portfolio currently provides approximately $22.6 million of monthly cash flow from scheduled principal and interest payments.


INDEPENDENT ACCOUNTANTS


The consolidated financial statements of Anchor National Life Insurance Company as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996 included in this prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


FINANCIAL STATEMENTS


The consolidated financial statements of Anchor National have been included in this prospectus. You should consider these financial statements only with respect to Anchor National's ability to meet its obligations under the fixed investment options to pay death benefits under the contracts, to assume the mortality and expense risks under the Contract and any risk resulting from the withdrawal charge not being adequate to cover the costs of distributing the contracts. These financial statements provide no information as it relates to Seasons Series Trust, its investment portfolios or the value of any money allocated to the STRATEGIES.



                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholder of Anchor National Life Insurance Company



In our opinion, the accompanying consolidated balance sheet and the related consolidated income statement and statement of cash flows present fairly, in all material respects, the financial position of Anchor National Life Insurance Company and its subsidiaries at September 30, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



As discussed in Note 2, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in fiscal 1994.



Price Waterhouse LLP



Los Angeles, California



November 8, 1996

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEET
                                     ASSETS



                                                               SEPTEMBER 30,     SEPTEMBER 30,
                                                                   1995              1996
                                                              ---------------   ---------------    DECEMBER 31,
                                                                                                       1996
                                                                                                  ---------------
                                                                                                    (UNAUDITED)
Investments:
  Cash and short-term investments...........................  $   249,209,000   $   122,058,000   $   196,142,000
  Bonds, notes and redeemable preferred stocks:
    Available for sale, at fair value (amortized cost:
     September 1995, $1,500,062,000; September 1996,
     $2,001,024,000; December 1996, $2,264,485,000).........    1,489,213,000     1,987,271,000     2,281,527,000
    Held for investment, at amortized cost (fair value:
     September 1995, $165,004,000)..........................      157,901,000                --                --
  Mortgage loans............................................       94,260,000        98,284,000       120,680,000
  Common stocks, at fair value (cost: September 1995,
   $6,576,000; September 1996, $2,911,000; December 1996,
   $2,510,000)..............................................        4,097,000         3,970,000         3,842,000
  Real estate...............................................       55,798,000        39,724,000        24,000,000
  Other invested assets.....................................       64,430,000        77,925,000        77,492,000
                                                              ---------------   ---------------   ---------------
      Total investments.....................................    2,114,908,000     2,329,232,000     2,703,683,000
Variable annuity assets.....................................    5,230,246,000     6,311,557,000     6,784,374,000
Receivable from brokers for sales of securities.............               --        52,348,000                --
Accrued investment income...................................       14,192,000        19,675,000        20,404,000
Deferred acquisition costs..................................      383,069,000       443,610,000       461,637,000
Other assets................................................       41,282,000        48,113,000        55,610,000
                                                              ---------------   ---------------   ---------------
      TOTAL ASSETS..........................................  $ 7,783,697,000   $ 9,204,535,000   $10,025,708,000
                                                              ---------------   ---------------   ---------------
                                                              ---------------   ---------------   ---------------

                                      LIABILITIES AND SHAREHOLDER'S EQUITY
Reserves, payables and accrued liabilities:
  Reserves for fixed annuity contracts......................  $ 1,497,052,000   $ 1,789,962,000   $ 2,024,873,000
  Reserves for guaranteed investment contracts..............      277,095,000       415,544,000       420,871,000
  Payable to brokers for purchases of securities............      155,861,000                --        49,991,000
  Income taxes currently payable............................       15,720,000        21,486,000        23,807,000
  Other liabilities.........................................       56,372,000        74,710,000        83,824,000
                                                              ---------------   ---------------   ---------------
      Total reserves, payables and accrued liabilities......    2,002,100,000     2,301,702,000     2,603,366,000
                                                              ---------------   ---------------   ---------------
Variable annuity liabilities................................    5,230,246,000     6,311,557,000     6,784,374,000
                                                              ---------------   ---------------   ---------------
Subordinated notes payable to Parent........................       35,832,000        35,832,000        35,903,000
                                                              ---------------   ---------------   ---------------
Deferred income taxes.......................................       73,459,000        70,189,000        71,943,000
                                                              ---------------   ---------------   ---------------
Shareholder's equity:
  Common Stock..............................................        3,511,000         3,511,000         3,511,000
  Additional paid-in capital................................      252,876,000       280,263,000       308,674,000
  Retained earnings.........................................      191,346,000       207,002,000       210,348,000
  Net unrealized gains (losses) on debt and equity
   securities available for sale............................       (5,673,000)       (5,521,000)        7,589,000
                                                              ---------------   ---------------   ---------------
      Total shareholder's equity............................      442,060,000       485,255,000       530,122,000
                                                              ---------------   ---------------   ---------------
      TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY............  $ 7,783,697,000   $ 9,204,535,000   $10,025,708,000
                                                              ---------------   ---------------   ---------------
                                                              ---------------   ---------------   ---------------



                             See accompanying notes

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                         CONSOLIDATED INCOME STATEMENT



                                                                                                     THREE MONTHS ENDED
                                                            YEARS ENDED SEPTEMBER 30,                   DECEMBER 31,
                                                    ------------------------------------------   ---------------------------
                                                        1994           1995           1996           1995           1996
                                                    ------------   ------------   ------------   ------------   ------------
                                                                                                         (UNAUDITED)
Investment income.................................  $127,758,000   $129,466,000   $164,631,000   $ 38,653,000   $ 46,712,000
                                                    ------------   ------------   ------------   ------------   ------------
Interest expense on:
  Fixed annuity contracts.........................   (66,311,000)   (72,975,000)   (82,690,000)   (18,936,000)   (25,191,000)
  Guaranteed investment contracts.................            --     (3,733,000)   (19,974,000)    (4,272,000)    (6,038,000)
  Senior indebtedness.............................       (71,000)      (227,000)    (2,568,000)      (195,000)      (181,000)
  Subordinated notes payable to Parent............    (2,380,000)    (2,448,000)    (2,556,000)      (633,000)      (758,000)
                                                    ------------   ------------   ------------   ------------   ------------
  Total interest expense..........................   (68,762,000)   (79,383,000)  (107,788,000)   (24,036,000)   (32,168,000)
                                                    ------------   ------------   ------------   ------------   ------------
NET INVESTMENT INCOME.............................    58,996,000     50,083,000     56,843,000     14,617,000     14,544,000
                                                    ------------   ------------   ------------   ------------   ------------
NET REALIZED INVESTMENT LOSSES....................   (33,713,000)    (4,363,000)   (13,355,000)   (12,800,000)   (19,116,000)
                                                    ------------   ------------   ------------   ------------   ------------
Fee income:
  Variable annuity fees...........................    79,101,000     84,171,000    103,970,000     24,290,000     30,606,000
  Net retained commissions........................    20,822,000     24,108,000     31,548,000      6,491,000      7,796,000
  Asset management fees...........................    31,302,000     26,935,000     25,413,000      6,503,000      6,418,000
                                                    ------------   ------------   ------------   ------------   ------------
TOTAL FEE INCOME..................................   131,225,000    135,214,000    160,931,000     37,284,000     44,820,000
                                                    ------------   ------------   ------------   ------------   ------------
Other income and expenses:
  Surrender charges...............................     5,034,000      5,889,000      5,184,000      1,261,000      1,350,000
  General and administrative expenses.............   (52,636,000)   (61,629,000)   (80,048,000)   (16,997,000)   (22,322,000)
  Amortization of deferred acquisition costs......   (44,195,000)   (58,713,000)   (57,520,000)   (13,658,000)   (13,817,000)
  Annual commissions..............................    (1,158,000)    (2,658,000)    (4,613,000)      (939,000)    (1,433,000)
  Other, net......................................     3,767,000      1,174,000      1,886,000        507,000        920,000
                                                    ------------   ------------   ------------   ------------   ------------
TOTAL OTHER INCOME AND EXPENSES...................   (89,188,000)  (115,937,000)  (135,111,000)   (29,826,000)   (35,302,000)
                                                    ------------   ------------   ------------   ------------   ------------
PRETAX INCOME.....................................    67,320,000     64,997,000     69,308,000      9,275,000      4,946,000
Income tax expense................................   (22,705,000)   (25,739,000)   (24,252,000)    (3,449,000)    (1,600,000)
                                                    ------------   ------------   ------------   ------------   ------------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN
 ACCOUNTING FOR INCOME TAXES......................    44,615,000     39,258,000     45,056,000      5,826,000      3,346,000
Cumulative effect of change in accounting for
 income taxes.....................................   (20,463,000)            --             --             --             --
                                                    ------------   ------------   ------------   ------------   ------------
NET INCOME........................................  $ 24,152,000   $ 39,258,000   $ 45,056,000   $  5,826,000   $  3,346,000
                                                    ------------   ------------   ------------   ------------   ------------
                                                    ------------   ------------   ------------   ------------   ------------



                             See accompanying notes

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                      YEARS ENDED SEPTEMBER 30,
                                                        ------------------------------------------------------
                                                              1994               1995               1996
                                                        ----------------   ----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................  $     24,152,000   $     39,258,000   $     45,056,000
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Interest credited to:
    Fixed annuity contracts...........................        66,311,000         72,975,000         82,690,000
    Guaranteed investment contracts...................                --          3,733,000         19,974,000
    Net realized investment losses....................        33,713,000          4,363,000         13,355,000
    Accretion of net discounts on investments.........        (2,050,000)        (6,865,000)        (8,976,000)
    Amortization of goodwill..........................         1,169,000          1,168,000          1,169,000
    Provision for deferred income taxes...............        19,395,000         (1,489,000)        (3,351,000)
    Cumulative effect of change in accounting for
     income taxes.....................................        20,463,000                 --                 --
Change in:
  Accrued investment income...........................        (1,310,000)         3,373,000         (5,483,000)
  Deferred acquisition costs..........................       (34,612,000)        (7,180,000)       (60,941,000)
  Other assets........................................         5,133,000          7,047,000         (8,000,000)
  Income taxes currently payable......................         6,559,000          3,389,000          5,766,000
  Other liabilities...................................            46,000          4,063,000          5,474,000
Other, net............................................           360,000              7,000           (129,000)
                                                        ----------------   ----------------   ----------------
NET CASH PROVIDED BY OPERATING ACTIVITIES:............       139,329,000        123,842,000         86,604,000
                                                        ----------------   ----------------   ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Premium receipts on:
    Fixed annuity contracts...........................       138,526,000        245,320,000        651,649,000
    Guaranteed investment contracts...................                --        275,000,000        134,967,000
  Net exchanges to (from) the fixed accounts of
   variable annuity contracts.........................       (29,286,000)        10,475,000       (236,705,000)
  Withdrawal payments on:
    Fixed annuity contracts...........................      (269,412,000)      (237,977,000)      (173,489,000)
    Guaranteed investment contracts...................                --         (1,638,000)       (16,492,000)
  Claims and annuity payments on fixed annuity
   contracts..........................................       (31,146,000)       (31,237,000)       (31,107,000)
  Net receipts from (repayments of) other short-term
   financings.........................................      (166,685,000)         3,202,000       (119,712,000)
  Capital contributions received......................                --                 --         27,387,000
  Dividend paid.......................................                --                 --        (29,400,000)
                                                        ----------------   ----------------   ----------------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES......      (358,003,000)       263,145,000        207,098,000
                                                        ----------------   ----------------   ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of:
    Bonds, notes and redeemable preferred stocks......    (1,197,743,000)    (1,556,586,000)    (1,937,890,000)
    Mortgage loans....................................       (10,666,000)                --        (15,000,000)
    Other investments, excluding short-term
     investments......................................       (26,317,000)       (13,028,000)       (36,770,000)
  Sales of:
    Bonds, notes and reedeemable preferred stocks.....       877,068,000      1,026,078,000      1,241,928,000
    Real estate.......................................        33,443,000         36,813,000            900,000
    Other investments, excluding short-term
     investments......................................         2,353,000          5,130,000          4,937,000
  Redemptions and maturities of:
    Bonds, notes and redeemable preferred stocks......       173,763,000        178,688,000        288,969,000
    Mortgage loans....................................        10,087,000         14,403,000         11,324,000
    Other investments, excluding short-term
     investments......................................        13,500,000         13,286,000         20,749,000
                                                        ----------------   ----------------   ----------------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES......      (124,512,000)      (295,216,000)      (420,853,000)
                                                        ----------------   ----------------   ----------------
NET INCREASE (DECREASE) IN CASH AND SHORT-TERM
 INVESTMENTS..........................................      (343,186,000)        91,771,000       (127,151,000)
CASH AND SHORT-TERM INVESTMENTS AT BEGINNING OF
 PERIOD...............................................       500,624,000        157,438,000        249,209,000
                                                        ----------------   ----------------   ----------------
CASH AND SHORT-TERM INVESTMENTS AT END OF PERIOD......  $    157,438,000   $    249,209,000   $    122,058,000
                                                        ----------------   ----------------   ----------------
                                                        ----------------   ----------------   ----------------
Supplemental cash flow information:
  Interest paid on indebtedness.......................  $      1,175,000   $      3,235,000   $      5,982,000
                                                        ----------------   ----------------   ----------------
                                                        ----------------   ----------------   ----------------
  Net income taxes paid (recovered)...................  $     (3,328,000)  $     23,656,000   $     22,031,000
                                                        ----------------   ----------------   ----------------
                                                        ----------------   ----------------   ----------------

                                                                THREE MONTHS ENDED
                                                                   DECEMBER 31,
                                                        -----------------------------------
                                                              1995               1996
                                                        ----------------   ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income............................................  $      5,826,000   $      3,346,000
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Interest credited to:
    Fixed annuity contracts...........................        18,936,000         25,191,000
    Guaranteed investment contracts...................         4,272,000          6,038,000
    Net realized investment losses....................        12,800,000         19,116,000
    Accretion of net discounts on investments.........        (1,669,000)        (2,615,000)
    Amortization of goodwill..........................           293,000            291,000
    Provision for deferred income taxes...............        (6,541,000)        (5,305,000)
    Cumulative effect of change in accounting for
     income taxes.....................................                --                 --
Change in:
  Accrued investment income...........................        (3,683,000)          (729,000)
  Deferred acquisition costs..........................        (5,853,000)       (28,927,000)
  Other assets........................................        (6,902,000)        (7,788,000)
  Income taxes currently payable......................         5,749,000          2,321,000
  Other liabilities...................................           428,000          3,924,000
Other, net............................................            85,000             (6,000)
                                                        ----------------   ----------------
NET CASH PROVIDED BY OPERATING ACTIVITIES:............        23,741,000         14,857,000
                                                        ----------------   ----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Premium receipts on:
    Fixed annuity contracts...........................        62,536,000        325,993,000
    Guaranteed investment contracts...................                --          5,000,000
  Net exchanges to (from) the fixed accounts of
   variable annuity contracts.........................       (36,865,000)       (82,234,000)
  Withdrawal payments on:
    Fixed annuity contracts...........................       (60,577,000)       (25,292,000)
    Guaranteed investment contracts...................        (4,200,000)        (5,711,000)
  Claims and annuity payments on fixed annuity
   contracts..........................................        (7,202,000)        (8,741,000)
  Net receipts from (repayments of) other short-term
   financings.........................................      (131,379,000)        10,308,000
  Capital contributions received......................        27,387,000         28,411,000
  Dividend paid.......................................                --                 --
                                                        ----------------   ----------------
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES......      (150,300,000)       247,734,000
                                                        ----------------   ----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of:
    Bonds, notes and redeemable preferred stocks......      (230,071,000)    (1,068,608,000)
    Mortgage loans....................................                --        (25,124,000)
    Other investments, excluding short-term
     investments......................................        (2,698,000)        (3,108,000)
  Sales of:
    Bonds, notes and reedeemable preferred stocks.....       186,979,000        833,249,000
    Real estate.......................................                --                 --
    Other investments, excluding short-term
     investments......................................         1,397,000            856,000
  Redemptions and maturities of:
    Bonds, notes and redeemable preferred stocks......        44,943,000         67,201,000
    Mortgage loans....................................         1,428,000          2,806,000
    Other investments, excluding short-term
     investments......................................         2,658,000          4,221,000
                                                        ----------------   ----------------
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES......         4,636,000       (188,507,000)
                                                        ----------------   ----------------
NET INCREASE (DECREASE) IN CASH AND SHORT-TERM
 INVESTMENTS..........................................      (121,923,000)        74,084,000
CASH AND SHORT-TERM INVESTMENTS AT BEGINNING OF
 PERIOD...............................................       249,209,000        122,058,000
                                                        ----------------   ----------------
CASH AND SHORT-TERM INVESTMENTS AT END OF PERIOD......  $    127,286,000   $    196,142,000
                                                        ----------------   ----------------
                                                        ----------------   ----------------
Supplemental cash flow information:
  Interest paid on indebtedness.......................  $        661,000   $        288,000
                                                        ----------------   ----------------
                                                        ----------------   ----------------
  Net income taxes paid (recovered)...................  $      4,247,000   $      4,584,000
                                                        ----------------   ----------------
                                                        ----------------   ----------------



                             See accompanying notes

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  NATURE OF OPERATIONS



Anchor National Life Insurance Company (the "Company") is a wholly owned indirect subsidiary of SunAmerica, Inc. (the "Parent"). The Company is an Arizona-domiciled life insurance company and, on a consolidated basis, conducts its business through three segments: annuity operations, asset management operations and broker-dealer operations. Annuity operations include the sale and administration of fixed and variable annuities and guaranteed investment contracts. Asset management operations, which include the sale and management of mutual funds, is conducted by SunAmerica Asset Management Corp. Broker-dealer operations include the sale of securities and financial services products, and is conducted by Royal Alliance Associates, Inc.



The operations of the Company are influenced by many factors, including general economic conditions, monetary and fiscal policies of the federal government, and policies of state and other regulatory authorities. The level of sales of the Company's financial products is influenced by many factors, including general market rates of interest; strength, weakness and volatility of equity markets; and terms and conditions of competing financial products. The Company is exposed to the typical risks normally associated with a portfolio of fixed-income securities, namely interest rate, option, liquidity and credit risks. The Company controls its exposure to these risks by, among other things, closely monitoring and matching the duration of its assets and liabilities, monitoring and limiting prepayment and extension risk in its portfolio, maintaining a large percentage of its portfolio in highly liquid securities, and engaging in a disciplined process of underwriting, reviewing and monitoring credit risk. The Company also is exposed to market risk, as market volatility may result in reduced fee income in the case of assets managed in mutual funds and held in separate accounts.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



BASIS OF PRESENTATION: The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation. Certain 1995 and 1994 amounts have been reclassified to conform with the 1996 presentation.



The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from those estimates.



RECENTLY ISSUED ACCOUNTING STANDARDS: Effective October 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Accordingly, the cumulative effect of this change in accounting for income taxes was recorded on October 1, 1993 to increase the liability for Deferred Income Taxes by $20,463,000.



INVESTMENTS: Cash and short-term investments primarily include cash, commercial paper, money market investments, repurchase agreements and short-term bank participations. All such investments are carried at cost plus accrued interest, which approximates fair value, have maturities of three months or less and are considered cash equivalents for purposes of reporting cash flows.



Bonds, notes and redeemable preferred stocks available for sale and common stocks are carried at aggregate fair value and changes in unrealized gains or losses, net of tax, are credited or charged directly to shareholder's equity. Bonds, notes and redeemable preferred stocks held for investment (the "Held for Investment Portfolio") are carried at amortized cost. On December 1, 1995, the Company reassessed the appropriateness of classifying a portion of its portfolio of bonds, notes and redeemable preferred stocks as held for investment. This reassessment was made pursuant to the provisions of "Special Report: A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities," issued by the Financial Accounting Standards Board in November 1995. As a result of its reassessment, the Company reclassified all of its Held for Investment Portfolio as available for sale. At December 1, 1995, the amortized cost of the Held for Investment Portfolio aggregated $157,830,000 and its fair value was $166,215,000. Upon reclassification, the resulting net unrealized gain of $8,385,000 was credited to Net Unrealized Losses on Debt and Equity Securities Available for Sale in the shareholder's equity section of the balance sheet.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


Bonds, notes and redeemable preferred stocks are reduced to estimated net realizable value when necessary for declines in value considered to be other than temporary. Estimates of net realizable value are subjective and actual realization will be dependent upon future events.



Mortgage loans are carried at amortized unpaid balances, net of provisions for estimated losses. Real estate is carried at the lower of cost or fair value. Other invested assets include investments in limited partnerships, which are accounted for by using the cost method of accounting; separate account investments; leveraged leases; policy loans, which are carried at unpaid balances; and collateralized mortgage obligation residuals.



Realized gains and losses on the sale of investments are recognized in operations at the date of sale and are determined using the specific cost identification method. Premiums and discounts on investments are amortized to investment income using the interest method over the contractual lives of the investments.



DEFERRED ACQUISITION COSTS: Policy acquisition costs are deferred and amortized, with interest, over the estimated lives of the contracts in relation to the present value of estimated gross profits, which are composed of net interest income, net realized investment gains and losses, variable annuity fees, surrender charges and direct administrative expenses. Costs incurred to sell mutual funds are also deferred and amortized over the estimated lives of the funds obtained. Deferred acquisition costs consist of commissions and other costs that vary with, and are primarily related to, the production or acquisition of new business.



As debt and equity securities available for sale are carried at aggregate fair value, an adjustment is made to deferred acquisition costs equal to the change in amortization that would have been recorded if such securities had been sold at their stated aggregate fair value and the proceeds reinvested at current yields. The change in this adjustment, net of tax, is included with the change in net unrealized gains or losses on debt and equity securities available for sale that is credited or charged directly to shareholder's equity. Deferred Acquisition Costs have been increased by $4,200,000 at September 30, 1996, and by $4,600,000 at September 30, 1995 for this adjustment.



VARIABLE ANNUITY ASSETS AND LIABILITIES: The assets and liabilities resulting from the receipt of variable annuity premiums are segregated in separate accounts. The Company receives administrative fees for managing the funds and other fees for assuming mortality and certain expense risks. Such fees are included in Variable Annuity Fees in the income statement.



GOODWILL:    Goodwill,  amounting  to  $19,478,000  at  September  30,  1996, is amortized by using the straight-line method over periods averaging 25 years and is included in Other Assets in the balance sheet.



CONTRACTHOLDER RESERVES: Contractholder reserves for fixed annuity contracts and guaranteed investment contracts are accounted for as investment-type contracts in accordance with Statement of Financial Accounting Standards No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," and are recorded at accumulated value (premiums received, plus accrued interest, less withdrawals and assessed fees).



FEE INCOME:   Variable annuity fees  and asset management  fees are recorded  in income as earned. Net retained commissions are recognized as income on a trade-date basis.



INCOME TAXES: The Company is included in the consolidated federal income tax return of the Parent and files as a "life insurance company" under the provisions of the Internal Revenue Code of 1986. Income taxes have been calculated as if the Company filed a separate return. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax bases of assets and liabilities using enacted income tax rates and laws.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



3.  INVESTMENTS



The amortized cost and estimated fair value of bonds, notes and redeemable preferred stocks available for sale and held for investment by major category follow:



                                                                                                                ESTIMATED FAIR
                                                                                              AMORTIZED COST        VALUE
                                                                                             ----------------  ----------------
AT SEPTEMBER 30, 1996:
AVAILABLE FOR SALE:
  Securities of the United States Government...............................................  $    311,458,000  $    304,538,000
  Mortgage-backed securities...............................................................       747,653,000       741,876,000
  Securities of public utilities...........................................................         3,684,000         3,672,000
  Corporate bonds and notes ...............................................................       590,071,000       591,148,000
  Redeemable preferred stocks..............................................................         9,064,000         8,664,000
  Other debt securities....................................................................       339,094,000       337,373,000
                                                                                             ----------------  ----------------
  Total available for sale.................................................................  $  2,001,024,000  $  1,987,271,000
                                                                                             ----------------  ----------------
                                                                                             ----------------  ----------------
AT SEPTEMBER 30, 1995:
AVAILABLE FOR SALE:
  Securities of the United States Government...............................................  $     59,756,000  $     60,258,000
  Mortgage-backed securities...............................................................     1,121,064,000     1,110,676,000
  Securities of public utilities...........................................................           792,000           774,000
  Corporate bonds and notes................................................................       290,924,000       288,883,000
  Redeemable preferred stocks..............................................................         3,945,000         4,937,000
  Other debt securities ...................................................................        23,581,000        23,685,000
                                                                                             ----------------  ----------------
  Total available for sale.................................................................  $  1,500,062,000  $  1,489,213,000
                                                                                             ----------------  ----------------
                                                                                             ----------------  ----------------
HELD FOR INVESTMENT:
  Securities of the United States Government...............................................  $     10,379,000  $     10,797,000
  Mortgage-backed securities...............................................................         8,378,000         8,378,000
  Corporate bonds and notes................................................................       105,980,000       112,665,000
  Other debt securities....................................................................        33,164,000        33,164,000
                                                                                             ----------------  ----------------
  Total held for investment................................................................  $    157,901,000  $    165,004,000
                                                                                             ----------------  ----------------
                                                                                             ----------------  ----------------



The amortized cost and estimated fair value of bonds, notes and redeemable preferred stocks available for sale by contractual maturity, as of September 30, 1996, follow:



                                                                                                                ESTIMATED FAIR
                                                                                              AMORTIZED COST        VALUE
                                                                                             ----------------  ----------------
AVAILABLE FOR SALE:
  Due in one year or less..................................................................  $     18,792,000  $     19,357,000
  Due after one year through five years....................................................       505,564,000       499,163,000
  Due after five years through ten years...................................................       378,249,000       378,250,000
  Due after ten years......................................................................       350,766,000       348,625,000
  Mortgage-backed securities...............................................................       747,653,000       741,876,000
                                                                                             ----------------  ----------------
  Total available for sale.................................................................  $  2,001,024,000  $  1,987,271,000
                                                                                             ----------------  ----------------
                                                                                             ----------------  ----------------



Actual maturities of bonds, notes and redeemable preferred stocks will differ from those shown above due to prepayments and redemptions.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



3.  INVESTMENTS (CONTINUED)


Gross unrealized gains and losses on bonds, notes and redeemable preferred stocks available for sale and held for investment by major category follow:



                                                                                                       GROSS          GROSS
                                                                                                    UNREALIZED      UNREALIZED
                                                                                                       GAINS          LOSSES
                                                                                                   -------------  --------------
AT SEPTEMBER 30, 1996:
AVAILABLE FOR SALE:
  Securities of the United States Government.....................................................  $     284,000  $   (7,204,000)
  Mortgage-backed securities.....................................................................      7,734,000     (13,511,000)
  Securities of public utilities.................................................................          1,000         (13,000)
  Corporate bonds and notes......................................................................     11,709,000     (10,632,000)
  Redeemable preferred stocks....................................................................         16,000        (416,000)
  Other debt securities..........................................................................        431,000      (2,152,000)
                                                                                                   -------------  --------------
  Total available for sale.......................................................................  $  20,175,000  $  (33,928,000)
                                                                                                   -------------  --------------
                                                                                                   -------------  --------------
AT SEPTEMBER 30, 1995:
AVAILABLE FOR SALE:
  Securities of the United States Government.....................................................  $     553,000  $      (51,000)
  Mortgage-backed securities.....................................................................     12,013,000     (22,401,000)
  Securities of public utilities.................................................................       --               (18,000)
  Corporate bonds and notes......................................................................      5,344,000      (7,385,000)
  Redeemable preferred stocks....................................................................        992,000        --
  Other debt securities..........................................................................        104,000        --
                                                                                                   -------------  --------------
  Total available for sale.......................................................................  $  19,006,000  $  (29,855,000)
                                                                                                   -------------  --------------
                                                                                                   -------------  --------------
HELD FOR INVESTMENT:
  Securities of the United States Government.....................................................  $     432,000  $      (14,000)
  Corporate bonds and notes......................................................................      6,685,000        --
                                                                                                   -------------  --------------
  Total held for investment......................................................................  $   7,117,000  $      (14,000)
                                                                                                   -------------  --------------
                                                                                                   -------------  --------------



At September 30, 1996, gross unrealized gains on equity securities aggregated $1,368,000 and gross unrealized losses aggregated $309,000. At September 30, 1995, gross unrealized gains on equity securities aggregated $1,082,000 and gross unrealized losses aggregated $3,561,000.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



3.  INVESTMENTS (CONTINUED)


Gross realized investment gains and losses on sales of all types of investments are as follows:



                                                                                           YEARS ENDED SEPTEMBER 30,
                                                                                 ----------------------------------------------
                                                                                      1996            1995            1994
                                                                                 --------------  --------------  --------------
BONDS, NOTES AND REDEEMABLE
 PREFERRED STOCKS:
  Available for sale:
    Realized gains ............................................................  $   14,532,000  $   15,983,000  $   12,760,000
    Realized losses............................................................     (10,432,000)    (21,842,000)    (31,066,000)
  Held for investment:
    Realized gains ............................................................        --             2,413,000         890,000
    Realized losses ...........................................................        --              (586,000)     (1,913,000)
EQUITIES:
  Realized gains...............................................................         511,000         994,000         467,000
  Realized losses..............................................................      (3,151,000)       (114,000)       (303,000)
OTHER INVESTMENTS:
  Realized gains ..............................................................       1,135,000       3,561,000        --
  Realized losses..............................................................      (1,729,000)        (12,000)       (358,000)
IMPAIRMENT WRITEDOWNS..........................................................     (14,221,000)     (4,760,000)    (14,190,000)
                                                                                 --------------  --------------  --------------
Total net realized investment losses...........................................  $  (13,355,000) $   (4,363,000) $  (33,713,000)
                                                                                 --------------  --------------  --------------
                                                                                 --------------  --------------  --------------



The sources and related amounts of investment income are as follows:



                                                                                          YEARS ENDED SEPTEMBER 30,
                                                                                ----------------------------------------------
                                                                                     1996            1995            1994
                                                                                --------------  --------------  --------------
Short-term investments........................................................  $   10,647,000  $    8,308,000  $    4,648,000
Bonds, notes and redeemable preferred stocks..................................     140,387,000     107,643,000      98,935,000
Mortgage loans................................................................       8,701,000       7,419,000      12,133,000
Common stocks.................................................................           8,000           3,000           1,000
Real estate...................................................................        (196,000)        (51,000)      1,379,000
Limited partnerships..........................................................       4,073,000       5,128,000       9,487,000
Other invested assets.........................................................       1,011,000       1,016,000       1,175,000
                                                                                --------------  --------------  --------------
      Total investment income.................................................  $  164,631,000  $  129,466,000  $  127,758,000
                                                                                --------------  --------------  --------------
                                                                                --------------  --------------  --------------



Expenses incurred to manage the investment portfolio amounted to $1,737,000 for the year ended September 30, 1996, $1,983,000 for the year ended September 30, 1995, and $1,714,000 for the year ended September 30, 1994 and are included in General and Administrative Expenses in the income statement.



At September 30, 1996, no investment exceeded 10% of the Company's consolidated shareholder's equity.



At September 30, 1996, mortgage loans were collateralized by properties located in 11 states, with loans totaling approximately 21% of the aggregate carrying value of the portfolio secured by properties located in Colorado, approximately 17% by properties located in New Jersey and approximately 14% by properties located in California. No more than 12% of the portfolio was secured by properties in any other single state.



At September 30, 1996, bonds, notes and redeemable preferred stocks included $160,801,000 (fair value, $160,158,000) of bond and notes not rated investment grade by either Standard & Poor's Corporation, Moody's Investors Service, Duff and Phelps Credit Rating Co., Fitch Investor Service, Inc. or under National Association of Insurance Commissioners' guidelines. The Company had no material concentrations of non-investment-grade assets at September 30, 1996.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



3.  INVESTMENTS (CONTINUED)


At September 30, 1996, the amortized cost of investments in default as to the payment of principal or interest was $3,115,000, consisting of $1,580,000 of non-investment-grade bonds and $1,535,000 of mortgage loans. Such nonperforming investments had an estimated fair value of $2,935,000.



At September 30, 1996, $6,486,000 of bonds, at amortized cost, were on deposit with regulatory authorities in accordance with statutory requirements.



The Company has undertaken to dispose of certain real estate investments, having an aggregate carrying value of $28,410,000, during the next year, to affiliated or nonaffiliated parties, and the Parent has guaranteed that the Company will receive its current carrying value for these assets. (This guaranty was terminated on December 31, 1996. See Note 11--"Subsequent Event").



4.  FAIR VALUE OF FINANCIAL INSTRUMENTS



The  following  estimated  fair  value  disclosures  are  limited  to reasonable estimates of the  fair value of  only the Company's  financial instruments.  The disclosures do not address the value of the Company's recognized and unrecognized nonfinancial assets (including its other invested assets, equity investments and real estate investments) and liabilities or the value of anticipated future business. The Company does not plan to sell most of its assets or settle most of its liabilities at these estimated fair values.



The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Selling expenses and potential taxes are not included. The estimated fair value amounts were determined using available market information, current pricing information and various valuation methodologies. If quoted market prices were not readily available for a financial instrument, management determined an estimated fair value. Accordingly, the estimates may not be indicative of the amounts the financial instruments could be exchanged for in a current or future market transaction.



The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:



CASH AND  SHORT  TERM  INVESTMENTS:    Carrying value  is  considered  to  be  a
reasonable estimate of fair value.



BONDS,  NOTES AND REDEEMABLE PREFERRED STOCKS:   Fair value is based principally
on  independent   pricing  services,   broker  quotes   and  other   independent
information.



MORTGAGE LOANS: Fair values are primarily determined by discounting future cash flows to the present at current market rates, using expected prepayment rates.



VARIABLE  ANNUITY ASSETS:   Variable  annuity assets  are carried  at the market
value of the underlying securities.



RECEIVABLE FROM (PAYABLE TO) BROKERS FOR SALES (PURCHASES) OF SECURITIES:   Such
obligations represent net transactions of a short-term nature for which the carrying value is considered a reasonable estimate of fair value.



RESERVES FOR FIXED ANNUITY CONTRACTS: Deferred annuity contracts and single premium life contracts are assigned a fair value equal to current net surrender value. Annuitized contracts are valued based on the present value of future cash flows at current pricing rates.



RESERVES FOR  GUARANTEED INVESTMENT  CONTRACTS:   Fair  value  is based  on  the
present value of future cash flows at current pricing rates.



VARIABLE ANNUITY LIABILITIES: Fair values of contracts in the accumulation phase are based on net surrender values. Fair values of contracts in the payout phase are based on the present value of future cash flows at assumed investment rates.



SUBORDINATED NOTES PAYABLE  TO PARENT:   Fair value  is estimated  based on  the
quoted market prices for similar issues.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)



4.  FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)



The estimated fair values of the Company's financial instruments at September 30, 1996 and 1995, compared with their respective carrying values, are as follows:



                                                                                    CARRYING VALUE      FAIR VALUE
                                                                                   ----------------  ----------------
1996:

ASSETS:
  Cash and short-term investments................................................  $    122,058,000  $    122,058,000
  Bonds, notes and redeemable preferred stocks...................................     1,987,271,000     1,987,271,000
  Mortgage loans.................................................................        98,284,000       102,112,000
  Receivable from brokers for sales of securities................................        52,348,000        52,348,000
  Variable annuity assets........................................................     6,311,557,000     6,311,557,000

LIABILITIES:
  Reserves for fixed annuity contracts...........................................     1,789,962,000     1,738,784,000
  Reserves for guaranteed investment contracts...................................       415,544,000       416,695,000
  Variable annuity liabilities...................................................     6,311,557,000     6,117,508,000
  Subordinated notes payable to Parent...........................................        35,832,000        37,339,000
                                                                                   ----------------  ----------------
                                                                                   ----------------  ----------------
1995:

ASSETS:
  Cash and short-term investments................................................  $    249,209,000  $    249,209,000
  Bonds, notes and redeemable preferred stocks...................................     1,647,114,000     1,654,217,000
  Mortgage loans.................................................................        94,260,000        95,598,000
  Variable annuity assets........................................................     5,230,246,000     5,230,246,000

LIABILITIES:
  Reserves for fixed annuity contracts...........................................     1,497,052,000     1,473,757,000
  Reserves for guaranteed investment contracts...................................       277,095,000       277,095,000
  Payable to brokers for purchases of securities.................................       155,861,000       155,861,000
  Variable annuity liabilities...................................................     5,230,246,000     5,077,257,000
  Subordinated notes payable to Parent...........................................        35,832,000        34,620,000
                                                                                   ----------------  ----------------
                                                                                   ----------------  ----------------



5.  SUBORDINATED NOTES PAYABLE TO PARENT



Subordinated notes payable to Parent averaged $35,832,000 at a weighted average interest rate of 8.71% (with rates ranging from 7% to 9%) at September 30, 1996 and require principal payments of $5,272,000 in 1997, $7,500,000 in 1998 and $23,060,000 in 1999.



6.  CONTINGENT LIABILITIES



The Company has entered into two agreements in which it has guaranteed the liquidity of certain short-term securities of two municipalities by agreeing to purchase such securities in the event there is no other buyer in the short-term marketplace. In return the Company receives a fee. These guarantees total up to $182,600,000. Management does not anticipate any material future losses with respect to these guarantees.



The Company is involved in various kinds of litigation common to its businesses. These cases are in various stages of development and, based on reports of counsel, management believes that provisions made for potential losses are adequate and any further liabilities and costs will not have a material adverse impact upon the Company's financial position or results of operations.



7.  SHAREHOLDER'S EQUITY



The Company is authorized to issue 4,000 shares of its $1,000 par value Common Stock. At September 30, 1996, 1995 and 1994, 3,511 shares are outstanding.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



7.  SHAREHOLDER'S EQUITY (CONTINUED)


Changes in shareholder's equity are as follows:



                                                                                YEARS ENDED SEPTEMBER 30,
                                                                      ----------------------------------------------
                                                                           1996            1995            1994
                                                                      --------------  --------------  --------------
ADDITIONAL PAID-IN CAPITAL:
  Beginning balance.................................................  $  252,876,000  $  252,876,000  $  252,876,000
  Capital contributions received....................................      27,387,000        --              --
                                                                      --------------  --------------  --------------
  Ending balance....................................................  $  280,263,000  $  252,876,000  $  252,876,000
                                                                      --------------  --------------  --------------
                                                                      --------------  --------------  --------------
RETAINED EARNINGS:
  Beginning balance.................................................  $  191,346,000  $  152,088,000  $  127,936,000
  Net income........................................................      45,056,000      39,258,000      24,152,000
  Dividend paid.....................................................     (29,400,000)       --              --
                                                                      --------------  --------------  --------------
  Ending balance....................................................  $  207,002,000  $  191,346,000  $  152,088,000
                                                                      --------------  --------------  --------------
                                                                      --------------  --------------  --------------



                                                                                 YEARS ENDED SEPTEMBER 30,
                                                                       ----------------------------------------------
                                                                            1996            1995            1994
                                                                       --------------  --------------  --------------
NET UNREALIZED LOSSES ON DEBT AND EQUITY SECURITIES AVAILABLE FOR
 SALE:
  Beginning balance..................................................  $   (5,673,000) $  (24,953,000) $  (13,230,000)
  Change in net unrealized gains/losses on debt securities available
   for sale..........................................................      (2,904,000)     71,302,000     (69,407,000)
  Change in net unrealized gains/losses on equity securities
   available for sale................................................       3,538,000      (1,240,000)       (753,000)
  Change in adjustment to deferred acquisition costs.................        (400,000)    (40,400,000)     45,000,000
  Tax effects of net changes.........................................         (82,000)    (10,382,000)     13,437,000
                                                                       --------------  --------------  --------------
  Ending balance.....................................................  $   (5,521,000) $   (5,673,000) $  (24,953,000)
                                                                       --------------  --------------  --------------
                                                                       --------------  --------------  --------------



Dividends that the Company may pay to its shareholder in any year without prior approval of the Arizona Department of Insurance are limited by statute. The maximum amount of dividends which can be paid to shareholders of insurance companies domiciled in the state of Arizona without obtaining the prior approval of the Insurance Commissioner is limited to the lesser of either 10% of the preceding year's Statutory Surplus or the preceding year's statutory net gain from operations. A dividend in the amount of $29,400,000 was paid on March 18, 1996. No dividends were paid in fiscal years 1995 or 1994.



Under statutory accounting principles utilized in filings with insurance regulatory authorities, the Company's net income for the nine months ended September 30, 1996 was $21,898,000. The statutory net income for the year ended December 31, 1995 was $30,673,000 and for the year ended December 31, 1994 was $35,060,000. The Company's statutory capital and surplus was $282,275,000 at September 30, 1996, $294,767,000 at December 31, 1995 and $219,577,000 at
December 31, 1994.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



8.  INCOME TAXES



The components of the provisions for federal income taxes on pretax income consist of the following:



                                                                          NET REALIZED
                                                                           INVESTMENT
                                                                         GAINS (LOSSES)   OPERATIONS        TOTAL
                                                                         --------------  -------------  -------------
1996:

Currently payable......................................................  $    5,754,000  $  21,849,000  $  27,603,000
Deferred...............................................................     (10,347,000)     6,996,000     (3,351,000)
                                                                         --------------  -------------  -------------
Total income tax expense...............................................  $   (4,593,000) $  28,845,000  $  24,252,000
                                                                         --------------  -------------  -------------
                                                                         --------------  -------------  -------------
1995:

Currently payable......................................................  $    4,248,000  $  22,980,000  $  27,228,000
Deferred...............................................................      (6,113,000)     4,624,000     (1,489,000)
                                                                         --------------  -------------  -------------
Total income tax expense...............................................  $   (1,865,000) $  27,604,000  $  25,739,000
                                                                         --------------  -------------  -------------
                                                                         --------------  -------------  -------------
1994:

Currently payable......................................................  $   (6,825,000) $  10,135,000  $   3,310,000
Deferred...............................................................      (1,320,000)    20,715,000     19,395,000
                                                                         --------------  -------------  -------------
Total income tax expense...............................................  $   (8,145,000) $  30,850,000  $  22,705,000
                                                                         --------------  -------------  -------------
                                                                         --------------  -------------  -------------



Income taxes computed at the United States federal income tax rate of 35% and income taxes provided differ as follows:



                                                                                   YEARS ENDED SEPTEMBER 30,
                                                                          -------------------------------------------
                                                                              1996           1995           1994
                                                                          -------------  -------------  -------------
Amount computed at statutory rate.......................................  $  24,258,000  $  22,749,000  $  23,562,000
Increases (decreases) resulting from:
  Amortization of differences between book and tax bases of net assets
   acquired.............................................................        464,000      3,049,000        465,000
  State income taxes, net of federal tax benefit........................      2,070,000        437,000       (662,000)
  Dividends-received deduction..........................................     (2,357,000)      --             --
  Tax credits...........................................................       (257,000)      (168,000)      (612,000)
  Other, net............................................................         74,000       (328,000)       (48,000)
                                                                          -------------  -------------  -------------
Total income tax expense................................................  $  24,252,000  $  25,739,000  $  22,705,000
                                                                          -------------  -------------  -------------
                                                                          -------------  -------------  -------------



For United States federal income tax purposes, certain amounts from life insurance operations are accumulated in a memorandum policyholders' surplus account and are taxed only when distributed to shareholders or when such account exceeds prescribed limits. The accumulated policyholders' surplus was $14,300,000 at September 30, 1996. The Company does not anticipate any transactions which would cause any part of this surplus to be taxable.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



8.  INCOME TAXES (CONTINUED)


Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. The significant components of the liability for Deferred Income Taxes are as follows:



                                                                                     SEPTEMBER 30,
                                                                             ------------------------------
                                                                                  1996            1995
                                                                             --------------  --------------
DEFERRED TAX LIABILITIES:
Investments................................................................  $   15,036,000  $   14,181,000
Deferred acquisition costs.................................................     136,747,000     118,544,000
State income taxes.........................................................       1,466,000       1,847,000
                                                                             --------------  --------------
Total deferred tax liabilities.............................................     153,249,000     134,572,000
                                                                             --------------  --------------
DEFERRED TAX ASSETS:
Contractholder reserves....................................................     (77,522,000)    (55,910,000)
Guaranty fund assessments..................................................      (1,031,000)     (1,123,000)
Other assets...............................................................      (1,534,000)     (1,025,000)
Net unrealized losses on certain debt and equity securities................      (2,973,000)     (3,055,000)
                                                                             --------------  --------------
Total deferred tax assets..................................................     (83,060,000)    (61,113,000)
                                                                             --------------  --------------
Deferred income taxes......................................................  $   70,189,000  $   73,459,000
                                                                             --------------  --------------
                                                                             --------------  --------------



9.  RELATED PARTY MATTERS



The Company pays commissions to two affiliated companies, SunAmerica Securities, Inc. and Advantage Capital Corp. These broker-dealers represent a significant portion of the Company's business, amounting to approximately 15.6%, 14.1% and 14.5% of premiums in 1996, 1995 and 1994, respectively. Commissions paid to these broker-dealers totaled $16,906,000 in 1996, $9,435,000 in 1995 and $9,725,000 in 1994.



The Company purchases administrative, investment management, accounting, marketing and data processing services from SunAmerica Financial, Inc., whose purpose is to provide services to the SunAmerica companies. Amounts paid for such services totaled $65,351,000 for the year ended September 30, 1996, $42,083,000 for the year ended September 30, 1995 and $36,934,000 for the year ended September 30, 1994. Such amounts are included in General and Administrative Expenses in the income statement.



On December 31, 1995, the Parent made a $27,387,000 capital contribution to the Company, through the Company's direct parent, in exchange for the termination of its guaranty with respect to certain real estate owned in Arizona. Accordingly, the Company reduced the carrying value of this real estate to estimated fair value to reflect the termination of the guaranty. On December 31, 1996, the Parent made a similar capital contribution for $28,410,000 in exchange for the termination of the remaining guaranty with respect to such real estate.



During the year ended September 30, 1995, the Company sold to the Parent real estate for cash equal to its carrying value of $29,761,000.



During the year ended September 30, 1996, the Company sold various invested assets to the Parent, SunAmerica Life Insurance Company and Ford Life Insurance Company ("Ford") for cash equal to their current market values of $274,000, $8,968,000 and $38,353,000, respectively. The Company recorded net losses of $3,000 on such transactions.



During the year ended September 30, 1996, the Company also purchased certain invested assets from SunAmerica Life Insurance Company and Ford for cash equal to their current market values of $5,159,000 and $23,220,000, respectively.

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



10. BUSINESS SEGMENTS



Summarized data for the Company's business segments follow:



                                                                          TOTAL
                                                                      DEPRECIATION
                                                                           AND
                                                                      AMORTIZATION
                                                      TOTAL REVENUES     EXPENSE     PRETAX INCOME    TOTAL ASSETS
                                                      --------------  -------------  -------------  ----------------
1996:

Annuity operations..................................  $  250,645,000  $  43,974,000  $  53,827,000  $  9,092,770,000
Asset management....................................      29,711,000     18,295,000      2,448,000        74,410,000
Broker-dealer operations............................      31,851,000        449,000     13,033,000        37,355,000
                                                      --------------  -------------  -------------  ----------------
Total...............................................  $  312,207,000  $  62,718,000  $  69,308,000  $  9,204,535,000
                                                      --------------  -------------  -------------  ----------------
                                                      --------------  -------------  -------------  ----------------
1995:

Annuity operations..................................  $  205,698,000  $  38,350,000  $  55,462,000  $  7,667,946,000
Asset management....................................      30,253,000     24,069,000        510,000        86,510,000
Broker-dealer operations............................      24,366,000        411,000      9,025,000        29,241,000
                                                      --------------  -------------  -------------  ----------------
Total...............................................  $  260,317,000  $  62,830,000  $  64,997,000  $  7,783,697,000
                                                      --------------  -------------  -------------  ----------------
                                                      --------------  -------------  -------------  ----------------
1994:

Annuity operations..................................  $  171,553,000  $  26,501,000  $  52,284,000  $  6,473,065,000
Asset management....................................      32,803,000     19,330,000      7,916,000       102,192,000
Broker-dealer operations............................      20,914,000        408,000      7,120,000        26,869,000
                                                      --------------  -------------  -------------  ----------------
Total...............................................  $  225,270,000  $  46,239,000  $  67,320,000  $  6,602,126,000
                                                      --------------  -------------  -------------  ----------------
                                                      --------------  -------------  -------------  ----------------



11. SUBSEQUENT EVENT (UNAUDITED)



On December 31, 1996, the Parent made a capital contribution of $28,410,000 to the Company through the Company's direct parent, in exchange for the termination of its guaranty with respect to the remainder of the land owned in Arizona. Accordingly, on December 31, 1996, the Company reduced the carrying value of this land to estimated fair value to reflect the termination of the guaranty.

APPENDIX A - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of the Market Value Adjustment. The impact of the Market Value Adjustment can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                                               N/12
                          [(1+I)/ (1+J+0.005*)]     -1

where:

                I is the Guarantee Rate you are earning on the money invested in the fixed investment option;

                J is the Guarantee Rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed investment option; and

                N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.

* if you live in the state of Pennsylvania this number will be zero.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT

The examples below assume the following:


    (1) You made an initial Purchase Payment of $10,000 and allocated it to the ten year fixed investment option at a Guarantee Rate of 7%;



    (2) You make a partial withdrawal of $4,000 when 2 1/2 years (30 months) remain in the ten year term you initially agreed to leave your money in the fixed investment option (N=30);



    (3) you have not made any other transfers, additional Purchase Payments, or withdrawals.



No withdrawal charges are reflected in the examples because your Purchase Payment has been in the contract for more than 7 full years.


NEGATIVE ADJUSTMENT:


Assume that on the date of withdrawal, the Guarantee Rate in effect for a new investment in the three year (rounded up to the next full year) fixed investment option is 8%:



The Market Value Adjustment factor is equal to:
                N/12
[(1+I)/(1+J+.005)]     -1
                 30/12
[(1.07)/(1.08+.005)]      -1
         2.5
(0.986175)    -1
0.965795-1
-0.034205


The requested withdrawal amount is multiplied by the Market Value Adjustment factor to determine the Market Value Adjustment:

                         $4,000 X (-0.034205)= -$136.82


$136.82 represents the Market Value Adjustment that will be deducted from the remaining money in the ten year fixed investment option.


POSITIVE ADJUSTMENT:


Assume that on the date of withdrawal, the Guarantee Rate in effect for a new investment in the three year (rounded up to the next full year) fixed investment option is 6%:



The Market Value Adjustment factor is equal to:
                            N/12
           [(1+I)/(1+J+.005)]     -1
                            30/12
           [(1.07)/(1.06+.005)]      -1
                    2.5
           (1.004695)    -1
           1.011778-1
           +0.011778


The requested withdrawal amount is multiplied by the Market Value Adjustment factor to determine the Market Value Adjustment:

                            $4,000 X .011778= +47.11

$47.11 represents the Market Value Adjustment that would be added to your withdrawal.

APPENDIX B - PREMIUM TAXES

--------------------------------------------------------------------------------


Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the tax rates payable on premiums in effect in those states that assess a premium tax, as of the date of this prospectus. For current information you should consult your tax advisor. Additionally, please see Section 5 "Expenses" for additional information on Premium Taxes.



                                                                                               QUALIFIED   NON-QUALIFIED
STATE                                                                                          CONTRACT      CONTRACT
--------------------------------------------------------------------------------------------  -----------  -------------
California..................................................................................         .50%         2.35%
District of Columbia........................................................................        2.25%         2.25%
Kansas......................................................................................           0%            2%
Kentucky....................................................................................           2%            2%
Maine.......................................................................................           0%            2%
Michigan....................................................................................      .00075%       .00075%
Nevada......................................................................................           0%          3.5%
South Dakota................................................................................           0%         1.25%
West Virginia...............................................................................           1%            1%
Wyoming.....................................................................................           0%            1%

Please  forward  a  copy  (without  charge)  of  the  Statement  of   Additional
Information concerning SEASONS Variable Annuity Contracts to:



              (Please print or type and fill in all information.)


--------------------------------------------------------------------------------


          Name


--------------------------------------------------------------------------------


          Address


--------------------------------------------------------------------------------


          City/State/Zip


--------------------------------------------------------------------------------


Date: ________________________________  Signed: ________________________________



Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution.
       Not Applicable

ITEM 14.  Indemnification of Directors and Officers.
       Not Applicable

ITEM 15.  Recent Sales of Unregistered Securities.
       Not Applicable

ITEM 16.  Exhibits and Financial Statement Schedules.


EXHIBIT NO.  DESCRIPTION
-----------  --------------------------------------------------------------------------------------
        (1)  Form of Underwriting Agreement*
        (2)  Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession**
        (3)  (a)  Articles of Incorporation*
             (b)  By-Laws*
        (4)  (a)  Allocated Fixed and Variable Group Annuity Certificate*
             (b)  Individual Fixed and Variable Annuity Contract*
             (c)  Participant Enrollment Form*
             (d)  Deferred Annuity Application*
        (5)  Opinion of Counsel re: Legality*
        (6)  Opinion re Discount on Capital Shares**
        (7)  Opinion re Liquidation Preference**
        (8)  Opinion re Tax Matters**
        (9)  Voting Trust Agreement**
       (10)  Material Contracts**
       (11)  Statement re Computation of Per Share Earnings**
       (12)  Statement re Computation of Ratios**
       (14)  Material Foreign Patents**
       (15)  Letter re Unaudited Financial Information**
       (16)  Letter re Change in Certifying Accountant**
       (21)  Subsidiaries of Registrant*
       (23)  (a)  Consent of Independent Accountants*
             (b)  Consent of Attorney*
       (24)  Powers of Attorney (included on signature page)*
       (25)  Statement of Eligibility of Trustee**
       (26)  Invitation for Competitive Bids**
       (27)  Financial Data Schedule
       (28)  Information Reports Furnished to State Insurance Regulatory Authority**
       (29)  Other Exhibits**


FINANCIAL STATEMENTS***

                                            * Herewith


                                           ** Not Applicable

ITEM 17.  UNDERTAKINGS.
The undersigned registrant, Anchor National Life Insurance Company, hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    As required by the Securities Act of 1933, the Registrant has caused this Pre-Effective Amendment to the Registration Statement to be signed on its behalf, in the City of Los Angeles, and the State of California, on this 10th day of March, 1997.



                                  ANCHOR NATIONAL LIFE INSURANCE COMPANY


                                  By:           /s/ JAY S. WINTROB
                                  ----------------------------------------------

                                                  Jay S. Wintrob
                                             Executive Vice President


    As required by the Securities Act of 1933, this Pre-Effective Amendment to the Registration Statement has been signed by the following persons in the capacity and on the dates indicated.



                   SIGNATURE                                       TITLE                            DATE
------------------------------------------------  ---------------------------------------  ----------------------
                   ELI BROAD*                      President, Chief Executive Officer, &
     --------------------------------------        Chairman of Board (Principal Executive
                   Eli Broad                                      Officer)

               SCOTT L. ROBINSON*
     --------------------------------------          Senior Vice President & Director
               Scott L. Robinson                       (Principal Financial Officer)

                N. SCOTT GILLIS*
     --------------------------------------         Senior Vice President & Controller
                N. Scott Gillis                        (Principal Accounting Officer)

                 LORIN M. FIFE*
     --------------------------------------                      Director
                 Lorin M. Fife

                 JANA W. GREER*
     --------------------------------------                      Director
                 Jana W. Greer

              /s/ SUSAN L. HARRIS
     --------------------------------------                      Director                      March 10, 1997
                Susan L. Harris

                PETER MCMILLAN*
     --------------------------------------                      Director
                 Peter McMillan

                JAMES W. ROWAN*
     --------------------------------------                      Director
                 James W. Rowan

                JAY S. WINTROB*
     --------------------------------------                      Director
                 Jay S. Wintrob

        *By:        /s/ SUSAN L. HARRIS
        ----------------------------------                   Attorney-in-Fact
                  Susan L. Harris



March 10, 1997

                               POWER-OF-ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints LORIN M. FIFE, SUSAN L. HARRIS AND CHRISTINE A. NIXON or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.


    As required by the Securities Act of 1933, this Pre-Effective Amendment to the Registration Statement has been signed by the following persons in the capacity and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ JAMES R. BELARDI
------------------------------           Director             March 10, 1997
       James R. Belardi

    /s/ JOSEPH M. TUMBLER
------------------------------           Director             March 10, 1997
      Joseph M. Tumbler

                                 EXHIBIT INDEX



EXHIBIT NO.  DESCRIPTION
-----------  --------------------------------------------------------------------------------------
    (1)      Form of Underwriting Agreement*
    (3)      (a)  Articles of Incorporation*
             (b)  By-Laws*
    (4)      (a)  Allocated Fixed and Variable Group Annuity Certificate*
             (b)  Individual Fixed and Variable Annuity Contract*
             (c)  Participant Enrollment Form*
             (d)  Deferred Annuity Application*
    (5)      Opinion of Counsel re: Legality*
   (21)      Subsidiaries of Registrant*
   (23)      (a)  Consent of Independent Accountants*
             (b)  Consent of Attorney*
   (24)      Powers of Attorney*
               (included on signature page)
   (27)      Financial Data Schedule